                                                                    Exhibit-10.3

                                   ----------

                          AGREEMENT AND PLAN OF MERGER

                                   ----------

                                      AMONG

                                   ZILA, INC.

                                ZILA MERGER, INC.

                     PROFESSIONAL DENTAL TECHNOLOGIES, INC.

                                       and

                     THE PRINCIPAL STOCKHOLDERS NAMED HEREIN

                          Dated as of November 13, 2006

                                TABLE OF CONTENTS

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
                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.01.  Certain Defined Terms.....................................     2
SECTION 1.02.  Definitions...............................................     9
SECTION 1.03.  Interpretation and Rules of Construction..................    10

                                   ARTICLE II

                                   THE MERGER

SECTION 2.01.  The Merger................................................    11
SECTION 2.02.  Closing; Effective Time...................................    11
SECTION 2.03.  Effects of Merger.........................................    11
SECTION 2.04.  Articles of Incorporation; By-laws........................    11
SECTION 2.05.  Directors and Officers....................................    12
SECTION 2.06.  Effect on Capital Stock...................................    12
SECTION 2.07.  Escrow Account............................................    13
SECTION 2.08.  Exchange of Certificates..................................    14

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                    OF THE COMPANY AND PRINCIPAL STOCKHOLDERS

SECTION 3.01.  Organization, Authority and Qualification of the Company..    16
SECTION 3.02.  Subsidiaries..............................................    16
SECTION 3.03.  Capitalization............................................    17
SECTION 3.04.  Corporate Books and Records...............................    18
SECTION 3.05.  No Conflict...............................................    18
SECTION 3.06.  Governmental Consents and Approvals.......................    19
SECTION 3.07.  Financial Information; Books and Records..................    19
SECTION 3.08.  Absence of Undisclosed Liabilities........................    20
SECTION 3.09.  Receivables...............................................    20
SECTION 3.10.  Inventories...............................................    21
SECTION 3.11.  Acquired Assets...........................................    21
SECTION 3.12.  Sales and Purchase Order Backlog..........................    21
SECTION 3.13.  Conduct in the Ordinary Course; Absence of Certain
                  Changes, Events and Conditions.........................    21
SECTION 3.14.  Litigation................................................    24
SECTION 3.15.  Compliance with Laws......................................    24
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                                        i

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
SECTION 3.16.  Environmental and Other Permits and Licenses; Related
                  Matters................................................    25
SECTION 3.17.  Material Contracts........................................    25
SECTION 3.18.  Intellectual Property.....................................    27
SECTION 3.19.  Real Property.............................................    27
SECTION 3.20.  Tangible Personal Property................................    29
SECTION 3.21.  Assets....................................................    30
SECTION 3.22.  Customers.................................................    30
SECTION 3.23.  Suppliers.................................................    31
SECTION 3.24.  Employee Benefit Matters..................................    31
SECTION 3.25.  Labor Matters.............................................    33
SECTION 3.26.  Key Employees.............................................    34
SECTION 3.27.  Certain Interests.........................................    34
SECTION 3.28.  Taxes.....................................................    35
SECTION 3.29.  Insurance.................................................    39
SECTION 3.30.  Certain Business Practices................................    39
SECTION 3.31.  Full Disclosure...........................................    40
SECTION 3.32.  Brokers...................................................    40
SECTION 3.33.  No Other Warranty.........................................    40

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                                    OF PARENT

SECTION 4.01.  Organization and Authority of Parent......................    41
SECTION 4.02.  No Conflict...............................................    41
SECTION 4.03.  Governmental Consents and Approvals.......................    42
SECTION 4.04.  Interim Operations of Merger Sub..........................    42
SECTION 4.05.  Litigation................................................    42
SECTION 4.06.  Brokers...................................................    42
SECTION 4.07.  No Other Warranty.........................................    42

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

SECTION 5.01.  Conduct of Business Prior to the Closing..................    42
SECTION 5.02.  Access to Information.....................................    43
SECTION 5.03.  Confidentiality...........................................    44
SECTION 5.04.  Regulatory and Other Authorizations; Notices and
                  Consents...............................................    45
SECTION 5.05.  Use of Intellectual Property..............................    46
SECTION 5.06.  Non-Competition...........................................    46
SECTION 5.07.  Release...................................................    47
SECTION 5.08.  Intercompany Arrangements.................................    48
SECTION 5.09.  Further Action............................................    48


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
SECTION 5.10.  Stockholder Approval......................................    48
SECTION 5.11.  No Solicitation or Negotiation............................    48
SECTION 5.12.  Chlorhexidine.............................................    49

                                   ARTICLE VI

                                EMPLOYEE MATTERS

SECTION 6.01.  Retained Employees........................................    50

                                   ARTICLE VII

                                   TAX MATTERS

SECTION 7.01.  Indemnity.................................................    50
SECTION 7.02.  Returns and Payments......................................    52
SECTION 7.03.  Refunds...................................................    52
SECTION 7.04.  Contests..................................................    53
SECTION 7.05.  Time of Payment...........................................    53
SECTION 7.06.  Tax Cooperation and Exchange of Information...............    54
SECTION 7.07.  Conveyance Taxes..........................................    54
SECTION 7.08.  Section 338(g) Election...................................    55
SECTION 7.09.  Miscellaneous.............................................    55

                                  ARTICLE VIII

                              CONDITIONS TO CLOSING

SECTION 8.01.  Conditions to Obligations of the Company and the Principal
                  Stockholders...........................................    56
SECTION 8.02.  Conditions to Obligations of Parent.......................    57

                                   ARTICLE IX

                                 INDEMNIFICATION

SECTION 9.01.  Survival of Representations and Warranties................    59
SECTION 9.02.  Indemnification by the Principal Stockholders.............    60
SECTION 9.03.  Indemnification by Parent.................................    60
SECTION 9.04.  Limits on Indemnification.................................    61
SECTION 9.05.  Notice of Loss; Third Party Claims........................    61
SECTION 9.06.  Mitigation and Limitation.................................    62
SECTION 9.07.  Insurance.................................................    62
SECTION 9.08.  Exclusive Remedy..........................................    63

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
                                    ARTICLE X

                                   TERMINATION

SECTION 10.01. Termination...............................................    63
SECTION 10.02. Effect of Termination.....................................    64

                                   ARTICLE XI

                               GENERAL PROVISIONS

SECTION 11.01. Expenses..................................................    65
SECTION 11.02. Notices...................................................    65
SECTION 11.03. Public Announcements......................................    66
SECTION 11.04. Severability..............................................    66
SECTION 11.05. Entire Agreement..........................................    66
SECTION 11.06. Assignment................................................    67
SECTION 11.07. Amendment.................................................    67
SECTION 11.08. Waiver....................................................    67
SECTION 11.09. No Third Party Beneficiaries..............................    67
SECTION 11.10. Specific Performance......................................    67
SECTION 11.11. Governing Law.............................................    68
SECTION 11.12. Waiver of Jury Trial......................................    68
SECTION 11.13. Counterparts..............................................    68

EXHIBITS

A-1          Principal Stockholders
A-2          Stockholders of Record
B            Pre-Effective Carve-out Transactions
C-1          Printing Supply Agreement
C-2          Toothpaste Supply Agreement
C-3          Transition Services Agreement
D            Key Employees
E            Form of Side Agreement
F            Escrow Agreement
G-1          Wal-Mart Sublease
G-2          White Drive Lease
2.08(b)      Form of Letter of Transmittal
5.07         Form of General Release
6.01         Retained Employees
8.02(c)(i)   Form of Opinion of the Company's Outside Counsel
8.02(c)(ii)  Form of Opinion of the Company's Nevada Counsel
8.02(c)(iii) Form of Opinion of the Company's Internal Counsel
9.07         Non-Binding Indication Letter

                          AGREEMENT AND PLAN OF MERGER

          AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of November 13, 2006, among ZILA, INC., a Delaware corporation ("Parent"), ZILA MERGER, INC., a Nevada corporation ("Merger Sub") and a wholly owned Subsidiary of Parent, PROFESSIONAL DENTAL TECHNOLOGIES, INC., a Nevada corporation (the "Company"), and certain stockholders of the Company, as set forth on Exhibit A-1 (the "Principal Stockholders").

          WHEREAS, the Company, directly and through its Subsidiaries, is engaged in activities within the professional and/or consumer dental market, exclusive of those related to restoratives, at various locations in the United States and Canada (the "Business");

          WHEREAS, upon the terms and subject to the conditions of this Agreement, Parent and the Company will enter into a business combination transaction pursuant to which Merger Sub will merge with and into the Company (the "Merger");

          WHEREAS, the Board of Directors of the Company has (i) determined that the Merger is in the best interests of the Company and its stockholders and has approved and adopted this Agreement and declared its advisability and approved the Merger and the other transactions contemplated by this Agreement and (ii) has resolved to recommend the approval and adoption of this Agreement and the Merger by the Stockholders of the Company;

          WHEREAS, the Boards of Directors of Parent and Merger Sub have approved the Merger and this Agreement, upon terms and subject to the conditions set forth in this Agreement, whereby each issued and outstanding share of common stock, par value $100 per share, of the Company ("Common Stock") will be converted into the right to receive $26,064.03 in cash, less a per-share portion of the Escrow Amount (as defined below);

          WHEREAS, as a condition and inducement to the Company entering into this Agreement, concurrently with the execution and delivery of this Agreement, Parent is entering into employment agreements with each of the Retained Employees (as defined below and set forth in Exhibit 6.01); and

          WHEREAS, Parent, Merger Sub, the Company and the Principal Stockholders desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

          NOW, THEREFORE, in consideration of the promises and the mutual agreements and covenants hereinafter set forth, and intending to be legally bound, the parties hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

          SECTION 1.01. Certain Defined Terms. For purposes of this Agreement:

          "Acquisition Documents" means this Agreement, the Printing Supply Agreement, the Toothpaste Supply Agreement, the Transition Services Agreement, the Side Agreements, the Wal-Mart Sublease, the White Drive Lease, the General Releases, the Escrow Agreement and any certificate delivered pursuant to this Agreement or the transactions contemplated by this Agreement.

          "Action" means any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.

          "Affiliate" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such specified Person.

          "Assets" means the assets and properties of the Company and the Subsidiaries after giving effect to the Pre-Effective Carve-Out Transactions.

          "Business Day" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in Phoenix, Arizona.

          "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended through the Closing.

          "Claims" means any and all administrative, regulatory or judicial actions, suits, petitions, appeals, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations, proceedings, consent orders or consent agreements.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          "Company Accountants" means BKD, LLP, independent accountants of the Company.

          "Company Intellectual Property" means Intellectual Property owned by the Company or any Subsidiary with respect to the Business.

          "Company IP Agreements" means (a) licenses of Intellectual Property by the Company or any Subsidiary to any third party, (b) licenses of Intellectual Property by any third party to the Company or any Subsidiary, (c) agreements between the Company or any Subsidiary and any third party relating to the development or use of Intellectual Property, the development or transmission of data, or the use, modification, framing, linking, advertisement, or other practices with respect to Internet web sites and (d) consents, settlements, decrees, orders, injunctions, judgments or rulings governing the use, validity or enforceability of Company

Intellectual Property in each case, after giving effect to the Pre-Effective Carve-Out Transactions.

          "Control" (including the terms "Controlled by" and "under common Control with"), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly or as trustee, personal representative or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee, personal representative or executor, by contract, credit arrangement or otherwise.

          "Conveyance Taxes" means all sales, use, value added, transfer, stamp, stock transfer, real property transfer or gains and similar taxes.

          "Disclosure Schedule" means the Disclosure Schedule attached hereto, dated as of the date hereof, delivered by the Company and the Principal Stockholders to Parent in connection with this Agreement, and by Parent to the Company and the Principal Stockholders, if applicable.

          "Encumbrance" means any security interest, pledge, hypothecation, mortgage, lien (including environmental and tax liens), violation, charge, lease, license, encumbrance, servient easement, adverse claim, reversion, reverter, preferential arrangement, restrictive covenant, condition or restriction of any kind, including any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

          "Environment" means surface waters, groundwaters, soil, subsurface strata and ambient air.

          "Environmental Claims" means any Claims relating in any way to any Environmental Law or any Environmental Permit, including (a) any and all Claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (b) any and all Claims by any Person seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief and resulting from the Release of Hazardous Materials or arising from an alleged injury or threat of injury to health or the Environment.

          "Environmental Laws" means all Laws, now or hereafter in effect and as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety, natural resources or Hazardous Materials, including CERCLA; the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. Sections 5101 et seq.; the Clean Water Act, 33 U.S.C. Sections 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. Sections 2601 et seq.; the Clean Air Act, 42 U.S.C. Sections 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. Sections 300f et seq.; the Atomic Energy Act, 42 U.S.C. Sections 2011 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Sections 136 et seq.; and the Federal Food, Drug and Cosmetic Act, 21 U.S.C. Sections 301 et seq.

          "Environmental Permits" means all permits, approvals, identification numbers, licenses and other authorizations required under or issued pursuant to any applicable Environmental Law.

          "Escrow Agreement" means the Escrow Agreement among Parent, the Principal Stockholders and J.P. Morgan Trust Company, National Association, in the form attached hereto as Exhibit F.

          "FDA" means the United States Food and Drug Administration.

          "GAAP" means United States generally accepted accounting principles in effect from time to time applied consistently throughout the periods involved.

          "Good Faith Deposit" means any deposit(s) paid to the Company or Principal Stockholders pursuant to the Letter of Intent.

          "Governmental Authority" means any federal, national, supranational, state, provincial, local, or similar government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

          "Governmental Order" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

          "Hazardous Materials" means (a) petroleum and petroleum products, radioactive materials, asbestos-containing materials, urea formaldehyde foam insulation, transformers or other equipment that contain polychlorinated biphenyls and radon gas, (b) any other chemicals, materials or substances defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", "contaminants" or "pollutants", or words of similar import, under any applicable Environmental Law, and (c) any other chemical, material or substance which is regulated by any Environmental Law.

          "Indebtedness" means, with respect to any Person, (a) all indebtedness of such Person, whether or not contingent, for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services, (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (f) all obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities, (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of such Person or any warrants, rights or options to acquire such capital stock, valued, in the case of redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (h) all Indebtedness of others referred to in clauses (a) through (g) above guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss,
(iii) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (iv) otherwise to assure a creditor against loss, and (i) all Indebtedness referred to in clauses (a) through (g) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Encumbrance on property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

          "Indemnified Party" means Parent Indemnified Party or a Seller Indemnified Party, as the case may be.

          "Indemnifying Party" means the Principal Stockholders pursuant to
Section 9.02 or Parent pursuant to Section 9.03, as the case may be.

          "Intellectual Property" means (i) patents, patent applications, statutory invention registrations, and priority rights and inventions conceived by any employee of the Company or any Subsidiary related to the Business, (ii) trademarks, service marks, domain names, trade dress, logos, trade names, corporate names and other identifiers of source or goodwill, including registrations and applications for registration thereof and including the goodwill of the business symbolized thereby or associated therewith, (iii) mask works and copyrights, including copyrights in computer software, registrations and applications for registration thereof and unregistered copyrightable subject matter, and (iv) confidential and proprietary information, including trade secrets, know-how and invention rights.

          "Inventories" means all inventory, merchandise, finished goods, work in process, and raw materials, packaging, labels and supplies maintained, held or stored by or for the Company or any Subsidiary at the Closing, that is related to the Business, and any prepaid deposits for any of the same.

          "IRS" means the Internal Revenue Service of the United States.

          "Law" means any federal, national, Canadian, supranational, state, provincial, local or similar statute, law, ordinance, regulation, rule, code, order, requirement or rule of law (including common law) and specifically including the rules and regulations of the FDA and any laws or regulations with respect to multi-level marketing, in each case, as in effect on the date of this Agreement.

          "Leased Real Property" means the real property leased by the Company or any Subsidiary as tenant after giving effect to the Pre-Effective Carve-out Transactions, together with, to the extent leased by the Company or any Subsidiary, all buildings and other structures, facilities or improvements currently or hereafter located thereon, all fixtures, systems, equipment and items of personal property of the Company or any Subsidiary attached or appurtenant thereto and all easements, licenses, rights and appurtenances relating to the foregoing.

          "Letter of Intent" means that certain letter of intent dated January 27, 2006, between Parent and the Company, as amended.

          "Liabilities" means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including those arising under any Law (including any Environmental Law), Action or Governmental Order and those arising under any contract, agreement, arrangement, commitment or undertaking.

          "Licensed Intellectual Property" means Intellectual Property licensed to the Company or any Subsidiary pursuant to the Company IP Agreements.

          "Material Adverse Effect" means any circumstance, change in or effect on the Business or the Company or any Subsidiary that, individually or in the aggregate with all other circumstances, changes in or effects on the Business or the Company or any Subsidiary, is materially adverse to the business, operations, assets or liabilities (including contingent liabilities), employee relationships, customer or supplier relationships, prospects, results of operations or the condition (financial or otherwise) of the Business, the Company and its Subsidiaries, taken as a whole, in each case, except for (i) changes resulting from generally applicable industry or global or U.S. economic changes, (ii) changes resulting from compliance with the provisions of this Agreement, or (iii) changes resulting from the announcement, if any, or pendency of the transactions contemplated by this Agreement, provided that with respect to (iii) any such announcement must comply with Section 11.03 hereof.

          "Owned Real Property" means the real property in which the Company or any Subsidiary, after giving effect to the Pre-Effective Carve-Out Transactions, has fee title (or equivalent) interest, together with all buildings and other structures, facilities or improvements currently or hereafter located thereon, all fixtures, systems, equipment and items of personal property of the Company or any Subsidiary attached or appurtenant thereto and all easements, licenses, rights and appurtenances relating to the foregoing.

          "Permitted Encumbrances" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced and as to which neither the Company nor any Subsidiary is otherwise subject to civil or criminal liability due to its existence: (a) liens for Taxes not yet due and payable, for which adequate reserves have been maintained in accordance with GAAP; (b) Encumbrances imposed by Law, such as materialmen's, mechanics', carriers', workmen's and repairmen's liens and other similar liens arising in the ordinary course of business securing obligations that (i) are not overdue for a period of more than 30 days and (ii) are not in excess of $5,000 in the case of a single property or $20,000 in the aggregate at any time; (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; and (d) minor survey exceptions, reciprocal easement agreements and other customary encumbrances on title to real property that (i) were not incurred in connection with any Indebtedness, (ii) do not render title to the property encumbered thereby unmarketable and (iii) do not, individually or in the aggregate, materially adversely affect the value of or the use of such property for its current and anticipated purposes.

          "Person" means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity.

          "Pre-Effective Carve-out Transactions" means the transactions described in Exhibit B hereto, as well as all additional transactions involving the planned sale and/or distribution of certain assets unrelated to the Business by the Company or the Subsidiaries prior to the date hereof, as agreed to by Parent and the Company.

          "Printing Supply Agreement" means the Supply Agreement between Zila Pharmaceuticals, Inc. and PD Printing, a division of EurArk, LLC, in the form attached hereto as Exhibit C-1.

          "Real Property" means the Leased Real Property and the Owned Real Property.

          "Receivables" means any and all accounts receivable, notes and other amounts receivable from third parties, including customers and employees, arising from the conduct of the Business before the Closing Date, whether or not in the ordinary course, together with any unpaid financing charges accrued thereon.

          "Reference Statement of Net Assets" means the consolidated statement of net assets (including the related notes and schedules thereto) of the Business, prepared by the Company dated as of the Reference Statement Date (except that such statement does not reflect changes after July 31, 2006 to the deferred Tax asset accounts or related changes to the Income Tax liability accounts), a copy of which is set forth in Section 3.08(a)(i) of the Disclosure Schedule. Such statement shall account for the Pre-Effective Carve-out Transactions, and take into account the tax liabilities resulting from such transactions.

          "Reference Statement Date" means September 30, 2006.

          "Regulations" means the Treasury Regulations (including Temporary Regulations) promulgated by the United States Department of Treasury with respect to the Code or other federal tax statutes.

          "Release" means disposing, discharging, injecting, spilling, leaking, leaching, dumping, emitting, escaping, emptying, seeping, discarding and the like into or upon any land or water or air or otherwise entering into the Environment.

          "Remedial Action" means all action to (a) clean up, remove, treat or handle in any other way Hazardous Materials in the Environment; (b) prevent the Release of Hazardous Materials so that they do not migrate, endanger or threaten to endanger public health or the Environment; or (c) perform remedial investigations, feasibility studies, corrective actions, closures and post-remedial or post-closure studies, investigations, operations, maintenance and monitoring.

          "Side Agreement Parties" means each of Frank Newton, Rick Land and Robert Christian.

          "Side Agreements" means the agreements between Parent and each of the Side Agreement Parties, each in the form attached hereto as Exhibit E.

          "Stockholders" means the stockholders of record of the Company as of the date hereof, a list of which is included at Exhibit A-2.

          "Subsidiaries" means any and all corporations, partnerships, limited liability companies, joint ventures, associations, and other entities controlled by the Company directly or indirectly through one or more intermediaries. For the purpose of clarity, "Subsidiaries" shall not include any entity which is Controlled by the Principal Stockholders (or any of them), but in which the Company, directly or through one or more other Subsidiaries, owns no equity interest.

          "Tax" or "Taxes" means any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority, including taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; and customs' duties, tariffs, and similar charges.

          "Tax Returns" means any return, declaration, report, election, claim for refund or information return or other statement or form relating to, filed or required to be filed with any Taxing Authority, including any schedule or attachment thereto or any amendment thereof.

          "Taxing Authority" means any Governmental Authority in charge of administering or interpreting any Law relating to Taxes and imposing or collecting any Taxes, including, but not limited to, the IRS and any similar foreign, supranational, state, provincial, local Governmental Authority.

          "Toothpaste Supply Agreement" means the Supply Agreement between Zila Pharmaceuticals, Inc. and EurArk, LLC, in the form attached hereto as Exhibit C-2.

          "Transition Services Agreement" means the Master Transition Services Agreement between Parent and EurArk, LLC, in the form attached hereto as Exhibit C-3.

          "Wal-Mart Sublease" means the Sublease Agreement between Professional Dental Manufacturing, Inc. and EurArk, LLC, in the form attached hereto as Exhibit G-1.

          "White Drive Lease" means the Lease Agreement between the Company and EurArk, LLC, in the form attached hereto as Exhibit G-2.

          SECTION 1.02. Definitions. The following terms have the meanings set forth in the Sections set forth below:

Definition                                                              Location
----------                                                              --------
"2006 CHX Period"....................................................   5.12(a)
"Agreement"..........................................................   Preamble
"Ancillary Lease Documents"..........................................   3.19(d)
"Articles of Merger".................................................   2.02
"Business"...........................................................   Recitals
"Cash On Hand".......................................................   5.01(c)
"Certificates".......................................................   2.08(b)
"CHX"................................................................   5.12(a)
"Closing"............................................................   2.02
"Closing Date".......................................................   2.02
"Closing Merger Consideration".......................................   2.06(c)
"Common Stock".......................................................   Recitals
"Company"............................................................   Preamble
"Company Insurance Policies".........................................   3.29
"Company Marks"......................................................   5.05(a)
"Dissenting Shares" .................................................   2.08(a)
"Effective Time".....................................................   2.02
"ERISA"..............................................................   3.24(a)
"Escrow Account".....................................................   2.07
"Escrow Amount"......................................................   2.07
"Escrow Distribution"................................................   2.06(c)
"Financial Statements"...............................................   3.07(a)
"General Release"....................................................   5.07
"Interim Financial Statements".......................................   3.07(a)
"lease"..............................................................   3.17(a)
"Loss"...............................................................   9.02
"Key Employees"......................................................   3.26(a)
"Material Contracts".................................................   3.17(a)
"Merger".............................................................   Recitals
"Merger Consideration"...............................................   2.06(c)
"Merger Sub".........................................................   Preamble
"Multiemployer Plan".................................................   3.24(b)
"Multiple Employer Plan".............................................   3.24(b)
"Objection Period"...................................................   5.12(a)
"Options"............................................................   3.19(d)
"Parent".............................................................   Preamble
"Parent Indemnified Party"...........................................   9.02
"Plans"..............................................................   3.24(a)
"Pre-Closing Tax Period".............................................   7.01(a)
"Principal Stockholders".............................................   Preamble
"R&W Insurance Policy"...............................................   9.07(b)
"Required Cash Amount"...............................................   5.01(c)

Definition                                                              Location
----------                                                              --------
"Required Governmental Consents".....................................   5.04(a)
"Required Third-Party Consents"......................................   5.04(b)
"Restricted Period"..................................................   5.06(a)
"Retained Employee"..................................................   6.01
"Section 338 Election"...............................................   7.08
"Seller Indemnified Party"...........................................   9.03
"Straddle Period"....................................................   7.01(b)
"Surviving Corporation"..............................................   2.01
"Tangible Personal Property".........................................   3.20(a)
"Third Party Claim"..................................................   9.05(b)

          SECTION 1.03. Interpretation and Rules of Construction. In this Agreement, except to the extent otherwise provided or that the context otherwise requires:

          (a) when a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article or Section of, or a Schedule or Exhibit to, this Agreement unless otherwise indicated;

          (b) the table of contents and headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;

          (c) whenever the words "include," "includes" or "including" are used in this Agreement, they are deemed to be followed by the words "without limitation";

          (d) the words "hereof," "herein" and "hereunder" and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;

          (e) all terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein;

          (f) the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms;

          (g) any Law defined or referred to herein or in any agreement or instrument that is referred to herein means such Law or statute as from time to time amended, modified or supplemented, including by succession of comparable successor Laws;

          (h) references to a Person are also to its successors and permitted assigns;

          (i) the use of "or" is not intended to be exclusive unless expressly indicated otherwise; and

          (j) the words "knowledge," "know" and "aware" and words of similar import, when used in this Agreement with respect to the Company and the Principal Stockholders, refer to the actual knowledge of any of William T. Evans, J. Robert Lemon, Frank Newton, Rick Land and Robert Christian, and the knowledge that each of them would have after a reasonable investigation.

                                   ARTICLE II

                                   THE MERGER

          SECTION 2.01. The Merger. Upon the terms and subject to the conditions of this Agreement and in accordance with the laws of the State of Nevada, Merger Sub shall be merged with and into the Company at the Effective Time (as defined below). As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation").

          SECTION 2.02. Closing; Effective Time Subject to the terms and conditions of this Agreement, the closing of the Merger contemplated by this Agreement (the "Closing") shall take place at the offices of Snell & Wilmer, One Arizona Center, Phoenix, Arizona at 10:00 A.M. Arizona time on November 28, 2006, or at such other place or at such other time or on such other date as the parties may mutually agree upon in writing. The date on which the closing occurs is referred to in this Agreement as the "Closing Date". Immediately following the Closing, the parties shall file with the Secretary of State of the State of Nevada articles of merger (the "Articles of Merger"), executed and acknowledged by the parties in accordance with the relevant provisions of the Revised Nevada Statutes. The Merger shall become effective upon the filing of the Articles of Merger with the Secretary of State of the State of Nevada, or at such other time as Parent and the Company shall agree and shall specify in the Articles of Merger (the "Effective Time").

          SECTION 2.03. Effects of the Merger. Prior to the execution hereof, the Company has effected the Pre-Effective Carve-out Transactions. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of the Nevada Revised Statutes. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights privileges, powers and franchises of the Business, the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of each of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation, taking into account the Pre-Effective Carve-out Transactions.

          SECTION 2.04. Articles of Incorporation; By-laws.

          (a) At the Effective Time, the Articles of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Articles of Incorporation; provided, however, that, at the Effective Time, Article I of the Articles of Incorporation of the Surviving Corporation shall be amended to read as follows: "The name of the corporation is Professional Dental Technologies, Inc."

          (b) At the Effective Time, the By-laws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation until thereafter amended as provided by law, the Articles of Incorporation of the Surviving Corporation and such By-laws.

          SECTION 2.05. Directors and Officers. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and By-laws of the Surviving Corporation, and the officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified or until the earlier of their death, resignation or removal.

          SECTION 2.06. Effect on Capital Stock At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Common Stock or any capital stock of Parent or shares of capital stock of Merger
Sub:

          (a) Capital Stock of Merger Sub. Each issued and outstanding share of capital stock of Merger Sub shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

          (b) Cancellation of Treasury Stock and Company-Owned Stock. Each share of Common Stock that is directly owned by the Company or any Subsidiary immediately prior to the Effective Time shall automatically be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefore.

          (c) Conversion of Company Common Stock. Subject to Section 2.08(e), each share of Common Stock of the Company issued and outstanding immediately prior to the Effective Time (other than shares to be cancelled in accordance with Section 2.06(b) or the Dissenting Shares (as defined below)) shall be converted into the right to receive, as and when set forth in this Agreement and the Escrow Agreement (as applicable), an amount equal to:

               (i) $26,064.03 in cash, without interest (the aggregate amount so payable by Parent being referred to as the "Merger Consideration"), less

               (ii) a per-share portion of the Escrow Amount, (the Merger Consideration less the Escrow Amount being referred to as the "Closing Merger Consideration"), plus

               (iii) a per-share portion of any amount remaining in the Escrow Account after all required distributions have been made pursuant to the Escrow Agreement and the terms hereof (the aggregate amount so distributable being referred to as the "Escrow Distribution").

          (d) At the Effective Time, all such shares of Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each Stockholder (or any holder of a Certificate (as defined below) which immediately prior to the Effective Time represented any such shares of Common Stock) shall cease to have any rights with respect thereto, except the right to receive his, her or its respective portions of the Closing Merger Consideration and the Escrow Distribution, if any. The right of any Stockholder to receive his, her or its respective portions of the Closing Merger Consideration and the Escrow Distribution, if any, shall be subject to and reduced by the amount of any withholding that is required under applicable tax law.

          (e) Other Company Capital Stock. Each share of capital stock of the Company (other than Common Stock) issued and outstanding prior to the Effective Time shall automatically be canceled and retired, shall cease to exist and shall no longer be outstanding and the holder of any certificate or other evidence of ownership that prior to the Effective Time represented such shares of capital stock shall cease to have any rights with respect thereto and shall have no right to receive any portion of the Merger Consideration by reason thereof.

          SECTION 2.07. Escrow Account. At the Closing, Parent will deposit with J.P. Morgan Trust Company, National Association, a portion of the Merger Consideration (the "Escrow Amount") equal to:

          (a) $600,000, as a reserve against liabilities of the Company identified in an audit by the IRS of the Company's filing for extraterritorial income benefit in fiscal years 2003, 2004 and 2005, plus

          (b) an amount (not to exceed $750,000), to be agreed upon by Parent and the Principal Stockholders, sufficient to pay the premium of the R&W Insurance Policy, plus

          (c) an amount equal to the sum of (A) an amount, to be determined by the Company, sufficient to pay all income Taxes (if any) reasonably expected by the Company to be due and payable after the Closing Date with respect to all taxable periods ending on or before the Closing Date and, to the extent applicable, any Pre-Closing Tax Period, and all Taxes (if any ) reasonably expected by the Company to result from the Pre Effective Carve out Transactions, (B) an amount, to be agreed upon by the Parent and the Principal Stockholders, sufficient to pay any unpaid costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, reasonably expected to be incurred by the Company in connection with this Agreement and the transactions contemplated by this Agreement, including the Pre-Effective Carve-Out Transactions, and (C) an amount, to be agreed upon by the Parent and the Principal Stockholders, equal to the out of pocket costs and expenses reasonably expected to be incurred by the Parent (or the Surviving Corporation, as applicable) in connection with the preparation and filing of income Tax Returns of the Company and the Subsidiaries which relate to any taxable period ending on or before the Closing Date, to be held in an escrow account (the "Escrow Account") pursuant to the terms of the Escrow Agreement.

          SECTION 2.08. Exchange of Certificates.

          (a) Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, shares of Common Stock that are issued and outstanding immediately prior to the Effective Time and that are held by a holder who was entitled to demand, and has validly demanded, dissenter's rights in accordance with Section 92A of the Nevada Revised Statutes (the "Dissenting Shares") shall not be converted into the right to receive such holder's portion of the Merger Consideration unless and until such holder shall have failed to perfect or shall have effectively withdrawn or lost such holder's dissenter's rights under the Nevada Revised Statutes, but instead shall be converted into the right to receive payment from the Surviving Corporation with respect to such Dissenting Shares in accordance with the Nevada Revised Statutes. If any such holder shall have failed to perfect or shall have effectively withdrawn or lost such holder's dissenter's rights, then each of such holder's shares of Common Stock shall be treated as a share that has been converted as of the Effective Time into the right to receive such holder's portions of the Closing Merger Consideration and the Escrow Distribution, if any, in accordance with this Section 2.08.

          (b) Exchange Procedures. At Closing, the Company and the Principal Stockholders shall deposit the Good Faith Deposit provided by the Parent pursuant to the Letter of Intent with Parent, for the benefit of the Stockholders. At the Closing, Parent shall deliver to each Principal Stockholder his or its portion of the Closing Merger Consideration against delivery by such Principal Stockholder of a duly executed letter of transmittal, in the form attached hereto as Exhibit 2.08(b) and certificates representing his, her or its shares of Common Stock (the "Certificates"). As soon as reasonably practicable after the Effective Time, Parent shall mail to each other Stockholder entitled to receive a portion of the Merger Consideration (i) a form of letter of transmittal, in the form attached hereto as Exhibit 2.08(b) and (ii) instructions for use in effecting the surrender of such Stockholder's Certificates, in exchange for such Stockholders' portion of the Merger Consideration or for submitting an affidavit pursuant to paragraph (g) below. Each Stockholder shall, upon surrender to Parent of his, her or its Certificate or Certificates (or affidavit of lost, stolen, mutilated or destroyed certificates) or upon submission of an affidavit pursuant to paragraph (g) below, in each case, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by Parent, be entitled to receive in exchange therefor the amount of cash which the number of shares of Common Stock previously represented by such Certificate or subject to such affidavit shall have been converted into the right to receive pursuant to
Section 2.06(c), and the Certificates so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Common Stock which is not registered in the transfer records of the Company, payment of any portion of the Merger Consideration in accordance with this Section 2.08(b) may be made to a person other than the person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment of any applicable portion of the Merger Consideration to a person other than the registered holder of such Certificate, or establish to the reasonable satisfaction of Parent that such taxes have been paid or are not applicable. Until surrendered as contemplated by this Section 2.08(b), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the appropriate portions of the Closing Merger Consideration and the Escrow Distribution, if any, pursuant to the provisions of this Article II. No interest shall be paid or will accrue on any cash payable to holders of Certificates pursuant to the provisions of this Article II.

          (c) No Further Ownership Rights in Company Common Stock. All cash paid upon the surrender of Certificates in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Common Stock formerly represented by such Certificates (other than Dissenting Shares). At the close of business on the day on which the Effective Time occurs, the share transfer books of the Company shall be closed, and there shall be no further registration of transfers on the share transfer books of the Surviving Corporation of the shares of Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificate is presented to the Surviving Corporation for transfer, it shall be cancelled against delivery of the appropriate portions of the Closing Merger Consideration and the Escrow Distribution, if any, to the holder thereof as provided in this Article II.

          (d) Unpaid Merger Consideration. Any portion of the aggregate amount of the Merger Consideration which remains undistributed to the holders of the Certificates after the Effective Time shall remain with Parent and any holders of the Certificates who have not theretofore complied with this Article II shall thereafter look only to Parent for, and Parent shall remain liable for, payment of their claim for such portion of the Merger Consideration.

          (e) No Liability. None of Parent, Merger Sub, the Company, the Principal Stockholders or the Surviving Corporation shall be liable to any person in respect of any portion of the Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificate shall not have been surrendered prior to two years after the Effective Time (or immediately prior to such earlier date on which any portion of the Merger Consideration would otherwise escheat to or become the property of any Governmental Entity (as defined below)), any such portion of the Merger Consideration shall, to the extent permitted by applicable law, become the property of Parent, free and clear of all claims or interest of any person previously entitled thereto.

          (f) Investment of Closing Merger Consideration. Parent may invest any remaining and unclaimed Closing Merger Consideration as it deems appropriate and as permitted by law.

          (g) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if reasonably required by Parent, the posting by any person who is not on the Company's list of Stockholders of record set forth on Exhibit A-2, of a bond in such amount as Parent may direct as indemnity against any claim that may be made against it with respect to such Certificate, Parent shall deliver in exchange for such lost, stolen or destroyed Certificate the applicable portion of the Merger Consideration in respect thereof pursuant to the provisions of this Article II.

          (h) Withholding Rights. Parent or the Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Certificates such amounts as Parent or the Surviving Corporation is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority by Parent or the Surviving Corporation, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Certificates in respect of which such deduction and withholding was made by Parent or the Surviving Corporation.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                    OF THE COMPANY AND PRINCIPAL STOCKHOLDERS

          Except as set forth in the Company's Disclosure Schedule (with specific reference to the particular Section or subsection of this Agreement to which the information set forth in such Disclosure Schedule relates) delivered to the Parent prior to the execution of this Agreement, and as an inducement to the Parent to enter into this Agreement, the Company and each Principal Stockholder, jointly and severally hereby represent and warrant to Parent and Merger Sub as follows:

          SECTION 3.01. Organization, Authority and Qualification of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all necessary corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on the Business as it has been and is currently conducted. The Company is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business, to the knowledge of the Company and the Principal Stockholders, makes such licensing or qualification necessary or desirable. All such jurisdictions are set forth in Section 3.01 of the Disclosure Schedule. All corporate actions taken by the Company have been duly authorized, and the Company has not taken any action that in any respect conflicts with, constitutes a default under or results in a violation of any provision of its Articles of Incorporation or By-laws. True and correct copies of the Articles of Incorporation and By-laws of the Company, each as in effect on the date hereof, have been delivered to Parent. The execution and delivery by the Company of this Agreement, the Printing Supply Agreement, the Toothpaste Supply Agreement, the Transition Services Agreement, the White Drive Lease and the Wal-Mart Sublease, as appropriate, the performance by the Company of its obligations hereunder and thereunder and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and the Principal Stockholders, and (assuming due authorization, execution and delivery by Parent and Merger Sub) this Agreement constitutes, legal, valid and binding obligations of the Company and the Principal Stockholders, enforceable against the Company and the Principal Stockholdersin accordance with its respective terms.

          SECTION 3.02. Subsidiaries.

          (a) Section 3.02(a) of the Disclosure Schedule sets forth a true and complete list of all Subsidiaries, listing for each Subsidiary its name, type of entity, the jurisdiction of its incorporation, its authorized capital stock, the number and type of its issued and outstanding shares of capital stock, and the current ownership of such shares.

          (b) Other than the Subsidiaries, there are no other corporations, partnerships, joint ventures, associations or other entities in which the Company or any Subsidiary owns, of record or beneficially, any direct or indirect equity or other interest or any right (contingent or otherwise) to acquire the same. Other than the Subsidiaries, neither the Company nor any Subsidiary is a member of (nor is any part of the Business conducted through) any partnership nor is the Company or any Subsidiary a participant in any joint venture or similar arrangement.

          (c) Each Subsidiary: (i) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, (ii) has all necessary power and authority to own, operate or lease the properties and assets owned, operated or leased by such Subsidiary and to carry on its business as it has been and is currently conducted by such Subsidiary and (iii) is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary or desirable, except to the extent that the failure to be so licensed or qualified and in good standing would not (x) adversely affect the ability of the Company or the Principal Stockholders to carry out their obligations under, and to consummate the transactions contemplated by, this Agreement, the Printing Supply Agreement, the Toothpaste Supply Agreement and the Transition Services Agreement or (y) adversely affect the ability of the Company and the Subsidiaries to conduct the Business.

          (d) All corporate actions taken by each Subsidiary have been duly authorized and no Subsidiary has taken any action that in any respect conflicts with, constitutes a default under or results in a violation of any provision of its Articles of Incorporation or By-laws (or similar organizational documents). True and complete copies of the articles of incorporation and by-laws (or similar organizational documents), in each case as in effect on the date hereof, of each Subsidiary have been delivered to Parent.

          SECTION 3.03. Capitalization.

          (a) The authorized capital stock of the Company consists of 3,000 shares of Common Stock. As of the date hereof, 1,304.48 shares of Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable. None of the issued and outstanding shares of Common Stock was issued in violation of any preemptive rights. Except for options that will be exercised prior to Closing and which are included in the number above, there are no options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the shares of Common Stock or obligating either the Principal Stockholders or the Company to issue or sell any shares of Common Stock, or any other interest in, the Company. The holder of any agreement, certificate, or other evidence of ownership that, immediately prior to the Effective Time, represents such options, warrants or other rights shall cease to have any rights with respect thereto and shall have no right to receive any portion of the Merger Consideration by reason thereof. There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of Common Stock or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person. The shares of Common Stock owned by the Stockholders as listed on Exhibit A-2 constitute all of the issued and outstanding capital stock of the Company and are owned of record and beneficially by the Stockholders free and clear of all Encumbrances, other than state and federal securities law restrictions. There are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the shares of Common Stock.

          (b) To the knowledge of the Company and the Principal Stockholders, Exhibit A-2 accurately sets forth: (i) the name and address of each Person owning shares of Common Stock and (ii) the certificate number of each certificate evidencing shares of capital stock issued by the Company and the number of shares evidenced by each such certificate.

          (c) All the outstanding shares of capital stock of each Subsidiary that is a corporation are validly issued, fully paid, nonassessable and free of preemptive rights and are owned by the Company, whether directly or indirectly, free and clear of all Encumbrances, other than state and federal securities law restrictions. There are no options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the capital stock of any Subsidiary or obligating the Company or any Subsidiary to issue or sell any shares of capital stock of, or any other interest in, any Subsidiary. There are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any shares of capital stock of or any other interests in any Subsidiary.

          SECTION 3.04. Corporate Books and Records. The minute books of the Company and the Subsidiaries contain accurate records of all meetings and accurately reflect all other actions taken by the stockholders, Boards of Directors and all committees of the Boards of Directors of the Company and the Subsidiaries in the last five (5) years. Complete and accurate copies of all such minute books of the Company and each Subsidiary have been provided to Parent.

          SECTION 3.05. No Conflict. The execution, delivery and performance of this Agreement, the Printing Supply Agreement, the Toothpaste Supply Agreement, the Transition Services Agreement, the Side Agreements, the Escrow Agreement, the General Releases, the White Drive Lease and the Wal-Mart Sublease by the Company, the Principal Stockholders and the Side Agreement Parties, as the case may be, do not and will not (a) violate, conflict with or result in the breach of any provision of the certificate of incorporation or by-laws (or similar organizational documents), of the Company or any Subsidiary, or (b) conflict with or violate (or cause an event which could have a Material Adverse Effect as a result of) any Law or Governmental Order applicable to the Company, any Subsidiary or any of their respective assets, properties or businesses, or (c) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the shares of Common Stock or any of the Assets pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Company or any Subsidiary is a party or by which any of the shares of Common Stock or any of such assets or properties is bound or affected, except, in the case of clause (c), to the extent that such conflicts, breaches, defaults or other matters would not (i) materially adversely affect the ability of the Company, the Principal Stockholders and the

Side Agreement Parties, as the case may be, to carry out their obligations under, and to consummate the transactions contemplated by, this Agreement, the Printing Supply Agreement, the Toothpaste Supply Agreement, the Transition Services Agreement, the Side Agreements, the Escrow Agreement, the White Drive Lease and the Wal-Mart Sublease (as applicable) or (ii) result in a Material Adverse Effect.

          SECTION 3.06. Governmental Consents and Approvals. The execution, delivery and performance of this Agreement, the Printing Supply Agreement, the Toothpaste Supply Agreement, the Transition Services Agreement, the Side Agreements, the Escrow Agreement, the General Releases, the White Drive Lease and the Wal-Mart Sublease by the Company, the Principal Stockholders and the Side Agreement Parties, as the case may be, do not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to, any Governmental Authority.

          SECTION 3.07. Financial Information; Books and Records.

          (a) True and complete copies of (i) the Reference Statement of Net Assets, (ii) the audited consolidated balance sheet of the Company for each of the three fiscal years, and the related audited consolidated statements of income, stockholders' equity and changes in cash flows of the Company, together with all related notes and schedules thereto, accompanied by the reports thereon of the Company Accountants (collectively referred to herein as the "Financial Statements") and (iii) the unaudited consolidated statements of income, stockholders' equity and changes in cash flows of the Company for the 11-month period ended September 30, 2006 (collectively referred to herein as the "Interim Financial Statements") have been delivered by the Company to Parent. The Reference Statement of Net Assets (i) was prepared in accordance with the books of account and other financial records of the Company and the Subsidiaries, (ii) presents fairly the consolidated financial condition of the Company and the Subsidiaries as of the date thereof, (iii) except with respect to the absence of notes thereto, has been prepared in accordance with GAAP applied on a basis consistent with the past practices of the Company and the Subsidiaries, and (iv) includes all adjustments (consisting only of normal recurring accruals) that are necessary for a fair presentation of the consolidated financial condition of the Business as of the date thereof (taking into account the Pre-Effective Carve-out Transactions), except, in each case, that the Reference Statement of Net Assets does not reflect any changes after July 31, 2006 to the deferred Tax asset accounts or related changes to the income Tax liability accounts. The Financial Statements and the Interim Financial Statements (i) were prepared in accordance with the books of account and other financial records of the Company and the Subsidiaries, (ii) present fairly the consolidated financial condition and results of operations of the Company and the Subsidiaries as of the dates thereof or for the periods covered thereby, (iii) except with respect to the absence of notes to the Interim Financial Statements, have been prepared in accordance with GAAP applied on a basis consistent with the past practices of the Company and the Subsidiaries and (iv) include all adjustments (consisting only of normal recurring accruals) that are necessary for a fair presentation of the consolidated financial condition of the Company and the Subsidiaries and the results of the operations of the Company and the Subsidiaries as of the dates thereof or for the periods covered thereby, except, in each case, that the Interim Financial Statements do not reflect any changes after July 31, 2006 to the deferred Tax asset accounts or related changes to the income Tax liability accounts. The Pre-Effective Carve-Out Transactions set forth in Exhibit B hereto are a substantially complete and accurate summary of all the material transactions executed prior to the date hereof by the Company and the Principal Stockholders in order to carve-out the non-Business related assets of the Company prior to the Merger.

          (b) The books of account and other financial records of the Company and the Subsidiaries underlying the Financial Statements: (i) to the knowledge of the Company and the Principal Stockholders, reflect all items of income and expense and all assets and Liabilities required to be reflected therein in accordance with GAAP applied on a basis consistent with the past practices of the Company and the Subsidiaries, respectively, (ii) are in all material respects complete and correct, and do not contain or reflect any material inaccuracies or discrepancies, and (iii) do not reflect any changes after July 31, 2006 to the deferred Tax asset accounts or related changes to the income Tax liability accounts.

          SECTION 3.08. Absence of Undisclosed Liabilities. There (i) are no Liabilities of the Company or any Subsidiary and (ii) following the Closing Date there will be no Liabilities of the Company or any Subsidiary which relate directly and solely to the ownership or operation of the Company on or prior to the Closing Date other than (in either case) Liabilities (a) to the extent reflected or reserved against on the Reference Statement of Net Assets; (b) set forth in Section 3.08 of the Disclosure Schedule; (c) set forth in the Acquisition Documents; (d) incurred since the Reference Date in the ordinary course of business consistent with past practice; (e) resulting from changes in the income Tax liability accounts related to changes after July 31, 2006 in the deferred Tax asset accounts or (f) to extent not included in (a) - (e) above, that do not individually or in the aggregate exceed $25,000. Reserves are reflected on the Reference Statement of Net Assets against all liabilities of the Company and the Subsidiaries of a type that GAAP would require establishment of reserves (except for reserves which would required pursuant to changes in the income Tax liability accounts related to changes after July 31, 2006 in the deferred Tax asset accounts), in amounts that have been established on a basis consistent with the past practices of the Company and the Subsidiaries and in accordance with GAAP.

          SECTION 3.09. Receivables. Section 3.09 of the Disclosure Schedule is an aged list of the Receivables as of the Reference Statement Date showing separately those Receivables that as of such date had been outstanding for (a) 29 days or less, (b) 30 to 59 days, (c) 60 to 89 days and (d) more than 89 days. Except to the extent, if any, reserved for on the Reference Statement of Net Assets, all Receivables reflected on the Reference Statement of Net Assets arose from, and the Receivables existing as of the Closing will have arisen from, the sale of Inventory or services to Persons not affiliated with the Company or any Subsidiary and in the ordinary course of business consistent with past practice and, except as reserved against on the Reference Statement of Net Assets, constitute or will constitute, as the case may be, only valid, undisputed claims of the Company or a Subsidiary not subject to valid claims of setoff or other defenses or counterclaims other than normal cash discounts accrued in the ordinary course of business consistent with past practice. All Receivables reflected on the Reference Statement of Net Assets or arising from the date thereof until the Closing (subject to the reserve for bad debts, if any, reflected on the Reference Statement of Net Assets) are or will be good and have been collected or are or will be collectible, without resort to litigation or extraordinary collection activity, within 90 days after the Closing.

          SECTION 3.10. Inventories. The Inventories on the date hereof consist of a level, mix and quality of Inventories consistent with the past practice of the Company. Subject to amounts reserved therefor on the Reference Statement of Net Assets, the values at which all Inventories are carried on the Reference Statement of Net Assets reflect the historical inventory valuation policy of the Company and the Subsidiaries of stating such Inventories at the lower of cost (determined on the first-in, first-out method) or market value consistent with the Company's past practice. The Company does not hold any Inventories on consignment for any third party. Section 3.10 of the Disclosure Schedule sets forth the Inventory held by customers on a consignment basis, with the customer and value related to each piece of Inventory clearly identified. Neither the Company nor any Subsidiary is under any obligation or liability with respect to accepting returns of items of Inventory in the possession of their customers other than in the ordinary course of business consistent with past practice. No clearance or extraordinary sale of the Inventories has been conducted since the Reference Statement Date. Neither the Company nor any Subsidiary has acquired or committed to acquire or manufacture Inventory for sale which is not of a quality and quantity usable in the ordinary course of business within a reasonable period of time and consistent with past practice, nor has the Company or any Subsidiary changed the price of any Inventory except for (a) price reductions to reflect any reduction in the cost thereof to the Company or such Subsidiary, (b) reductions and increases responsive to normal competitive conditions and consistent with the Company's or such Subsidiary's past sales practices, (c) increases to reflect any increase in the cost thereof to the Company or such Subsidiary and (d) increases and reductions made with the written consent of Parent. Section 3.10 of the Disclosure Schedule is a complete list of the addresses of all warehouses and other facilities in which the Inventories are located. The Inventories are in good condition in all material respects, are suitable and usable for the Company's intended use consistent with the Company's past practice and are in a condition such that they can be sold in the ordinary course of the Business consistent with past practice.

          SECTION 3.11. Acquired Assets. Since the Reference Statement Date, all the Assets have been acquired for consideration not less or greater than the fair market value of such Assets at the date of such acquisition.

          SECTION 3.12. Sales and Purchase Order Backlog

          (a) As of the close of business on the Reference Statement Date, open sales orders accepted by the Company or any Subsidiary did not exceed $50,000, and, as of the close of business on the date immediately preceding the date hereof, open sales orders accepted by the Company or any Subsidiary did not exceed $50,000.

          (b) Set forth on Schedule 3.12(b) is a list of all open purchase orders issued by the Company or any Subsidiary as of September 13, 2006. Since such date, neither the Company nor any Subsidiary has issued any purchase order except in the ordinary course of business.

          SECTION 3.13. Conduct in the Ordinary Course; Absence of Certain Changes, Events and Conditions. Since the Reference Statement Date, the Business has been conducted in the ordinary course and consistent with past practice. As amplification and not limitation of the foregoing, since the Reference Statement Date, neither the Company nor any Subsidiary has, except in the ordinary course of business consistent with past practice or in connection with the Pre-Effective Carve-Out Transactions as reflected in Exhibit
B:

          (a) permitted or allowed any of the Assets to be subjected to any Encumbrance, other than Permitted Encumbrances and Encumbrances that will be released at or prior to the Closing;

          (b) discharged or otherwise obtained the release of any Encumbrance related to the Company or the Subsidiaries or paid or otherwise discharged any Liability related to the Company or the Subsidiaries, other than current liabilities reflected on the Reference Statement of Net Assets and current liabilities incurred in the ordinary course of business consistent with past practice since the Reference Statement Date;

          (c) written down or written up (or failed to write down or write up in accordance with GAAP consistent with past practice) the value of any Inventories or Receivables or revalued any of the Assets other than in accordance with GAAP;

          (d) made any change in any method of accounting or accounting practice or policy used by the Company or any Subsidiary, other than such changes required by GAAP and set forth in Section 3.13(d) of the Disclosure Schedule;

          (e) amended, terminated, cancelled or compromised any material claims of the Company or any Subsidiary or waived any other rights of substantial value to the Company or any Subsidiary;

          (f) sold, transferred, leased, subleased, licensed or otherwise disposed of any properties or assets, real, personal or mixed (including leasehold interests and intangible property), other than the sale of Inventories in the ordinary course of business consistent with past practice or to consummate the Pre-Effective Carve-out Transactions;

          (g) issued or sold any capital stock, notes, bonds or other securities, or any option, warrant or other right to acquire the same, of the Company or any Subsidiary;

          (h) except as set forth in Section 3.13 (h) of the Disclosure Schedule, redeemed any of the capital stock of the Company or any Subsidiary or declared, made or paid any dividends or distributions (whether in cash, securities or other property) to the holders of capital stock of the Company or any Subsidiary or otherwise, other than dividends, distributions and redemptions declared, made or paid by any Subsidiary solely to the Company or another Subsidiary;

          (i) merged with, entered into a consolidation with or acquired an interest of 5% or more in any Person or acquired a substantial portion of the assets or business of any Person or any division or line of business thereof, or otherwise acquired any material assets;

          (j) made any capital expenditure or commitment for any capital expenditure in excess of $20,000 individually or $50,000 in the aggregate;

          (k) issued any sales orders or otherwise agreed to make any purchases involving exchanges in value in excess of $20,000 individually or $50,000 in the aggregate;

          (l) made any material changes in the customary methods of operations of the Company or any Subsidiary, including practices and policies relating to manufacturing, purchasing, Inventories, marketing, selling and pricing;

          (m) made, revoked or changed any Tax election or method of Tax accounting or settled or compromised any liability with respect to Taxes of the Company or any Subsidiary;

          (n) incurred any Indebtedness in excess of $20,000 individually or $50,000 in the aggregate;

          (o) made any loan to, guaranteed any Indebtedness of or otherwise incurred any Indebtedness on behalf of any Person;

          (p) failed to pay any creditor any amount owed to such creditor when due;

          (q) (i) granted any increase, or announced any increase, in the wages, salaries, compensation, bonuses, incentives, pension or other benefits payable by the Company or any Subsidiary to any of its Key Employees, including any increase or change pursuant to any Plan, or (ii) established or increased or promised to increase any benefits under any Plan, in either case except as required by Law or any collective bargaining agreement;

          (r) entered into any agreement, arrangement or transaction with any of its directors, officers, employees or stockholders (or with any relative, beneficiary, spouse or Affiliate of such Persons);

          (s) terminated, discontinued, closed or disposed of any plant, facility or other business operation, or laid off any employees (other than layoffs of less than 20 employees in any six-month period in the ordinary course of business consistent with past practice) or implemented any early retirement, separation or program providing early retirement window benefits within the meaning of Section 1.401(a)-4 of the Regulations or announced or planned any such action or program for the future;

          (t) disclosed any secret or confidential Company Intellectual Property (except by way of issuance of a patent) or permitted to lapse or become abandoned any Company Intellectual Property (or any registration or grant thereof or any application relating thereto) to which, or under which, the Company or any Subsidiary has any right, title, interest or license;

          (u) as consistent with the Pre-Effective Carve-out Transactions approved by Parent, allowed any permit or Environmental Permit that was issued or relates to the Company or any Subsidiary or otherwise relates to the Business to lapse or terminate or failed to renew any insurance policy, permit or Environmental Permit that is scheduled to terminate or expire within 45 calendar days of the Closing;

          (v) failed to maintain the Company's and each Subsidiary's plant, property and equipment in good repair and operating condition, ordinary wear and tear excepted;

          (w) suffered any casualty loss or damage with respect to any of the Assets which in the aggregate have a replacement cost of more than $20,000, whether or not such loss or damage shall have been covered by insurance;

          (x) amended, modified or consented to the termination of any Material Contract or the Company's or any Subsidiary's rights thereunder;

          (y) amended or restated the Articles of Incorporation or By-laws (or other organizational documents) of the Company or any Subsidiary;

          (z) made any charitable contribution;

          (aa) suffered any Material Adverse Effect; or

          (bb) agreed, whether in writing or otherwise, to take any of the actions specified in this Section 3.13 or granted any options to purchase, rights of first refusal, rights of first offer or any other similar rights or commitments with respect to any of the actions specified in this Section 3.13, except as expressly contemplated by this Agreement.

          SECTION 3.14. Litigation. There are no Actions by or against the Company or any Subsidiary (or by or against the Principal Stockholders or any Affiliate thereof and relating to the Business, the Company or any Subsidiary) or affecting any of the Assets or the Business (a) pending before any Governmental Authority, (b) to the knowledge of the Company and the Principal Stockholders, threatened to be brought by or before any Governmental Authority, or (c) to the knowledge of the Company and the Principal Stockholders, probable of assertion, within the meaning of Financial Accounting Standard No. 5 adopted by the Financial Accounting Standards Board. None of the matters set forth in
Section 3.14 of the Disclosure Schedule has or has had a Material Adverse Effect or could affect the legality, validity or enforceability of this Agreement or the consummation of the transactions contemplated hereby or thereby. None of the Principal Stockholders, the Company, the Subsidiaries or any of their respective assets or properties, including the Assets, is subject to any Governmental Order, nor, to the knowledge of the Company and the Principal Stockholders, are there any such Governmental Orders threatened to be imposed by any Governmental Authority which has or has had a Material Adverse Effect or could affect the legality, validity or enforceability of this Agreement, the Printing Supply Agreement, the Toothpaste Supply Agreement, the Transition Services Agreement, the Side Agreements, the Escrow Agreement, the General Releases, the White Drive Lease and the Wal-Mart Sublease or the consummation of the transactions contemplated hereby or thereby.

          SECTION 3.15. Compliance with Laws. The Company and the Subsidiaries have each conducted and continue to conduct the Business substantially in accordance with all Laws and Governmental Orders applicable to the Company or any Subsidiary or the Assets, and neither the Company nor any Subsidiary is in material violation of any such Law or Governmental Order. In particular, and not limiting the extent of the foregoing, the Company's products and facilities comply in all material respects with the rules and regulations of the FDA.

          SECTION 3.16. Environmental and Other Permits and Licenses; Related Matters

          (a) Except as would not have a Material Adverse Effect:

          (i) There has been no Release of any Hazardous Material on any of the Real Property or, to the knowledge of the Company and the Principal Stockholders, on any property formerly owned, leased, used or occupied by the Company or any Subsidiary during the period of the Company's or any Subsidiary's ownership, lease, use or occupancy thereof, except for Releases permitted under any Environmental Law or Environmental Permit.

          (ii) There are no Environmental Claims (a) pending against the Company, any Subsidiary or the Real Property, (b) to the knowledge of the Company and the Principal Stockholders, threatened against the Company, any Subsidiary or the Real Property, or (c) to the knowledge of Company and the Principal Stockholders, probable of assertion against the Company, any Subsidiary of the Real Property within the meaning of Financial Accounting Standard No. 5 adopted by the Financial Accounting Standards Board.

          (iii) Neither the Company nor any Subsidiary has any actual or, to the knowledge of the Company and the Principal Stockholders, alleged liability, whether fixed or contingent, under any Environmental Law.

          (b) Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby or thereby will require any Remedial Action or notice to or consent of Governmental Authorities or third parties pursuant to any applicable Environmental Law or Environmental Permit.

          SECTION 3.17. Material Contracts.

          (a) Section 3.17(a) of the Disclosure Schedule lists each of the following contracts and agreements (including oral agreements) of the Company and the Subsidiaries (such contracts and agreements, together with all contracts, agreements, leases and subleases concerning the use, occupancy, management or operation of any Real Property (including all contracts, agreements, leases and subleases listed or otherwise set forth in Section 3.19(d) of the Disclosure Schedule, all Company IP Agreements listed or otherwise set forth in Section 3.18(a) of the Disclosure Schedule, and all contracts, agreements, leases and subleases relating to Tangible Personal Property listed or otherwise set forth in Section 3.20(b) of the Disclosure Schedule, being "Material Contracts"):

          (i) each executory contract, agreement, invoice, purchase order and other arrangement, for the purchase of Inventory, spare parts, other materials or personal property, with any supplier or for the furnishing of services to the Company or any Subsidiary or otherwise related to the Business as of September 13, 2006, except for open purchase orders which are not "blanket" purchase orders;

          (ii) each executory contract, agreement, invoice, sales order and other arrangement, for the sale of Inventory or other personal property, or for the furnishing of services by the Company or any Subsidiary including national account contracts and excepting ordinary course sales orders that the Company expects to be fulfilled within seven (7) calendar days of receipt;

          (iii) all broker, distributor, dealer, manufacturer's representative, franchise, agency, sales promotion, market research, marketing, consulting and advertising contracts and agreements to which the Company or any Subsidiary is a party;

          (iv) all management contracts and contracts with independent contractors or consultants (or similar arrangements) to which the Company or any Subsidiary is a party;

          (v) all contracts and agreements relating to Indebtedness (other than trade payables) of the Company or any Subsidiary;

          (vi) all contracts and agreements with any Governmental Authority to which the Company or any Subsidiary is a party;

          (vii) all contracts and agreements that limit or purport to limit the ability of the Company or any Subsidiary to compete in any line of business or with any Person or in any geographic area or during any period of time;

          (viii) other than this Agreement, the Printing Supply Agreement, the Toothpaste Supply Agreement, the Transition Services Agreement, the Escrow Agreement, the White Drive Lease and the Wal-Mart Sublease, all contracts and agreements between or among the Company or any Subsidiary, on one hand, and a Side Agreement Party, a Principal Stockholder, any Affiliate of a Principal Stockholder or any Affiliate of a Side Agreement Party (other than the Company or any Subsidiary), on the other hand; and

          (ix) all other contracts and agreements, whether or not made in the ordinary course of business, which are material to the Company, any Subsidiary or the conduct of the Business, or the absence of which would have a Material Adverse Effect.

For purposes of this Section 3.17 and Sections 3.19, 3.20 and 3.21, the term "lease" shall include any and all leases, subleases, sale/leaseback agreements or similar arrangements.

          (b) Each Material Contract: (i) is valid and binding on the parties thereto and is in full force and effect, and (ii) immediately after consummation of the transactions contemplated by this Agreement shall be in full force and effect without penalty or other adverse consequence. Neither the Company nor any Subsidiary is in breach of, or default under, any Material Contract.

          (c) To the knowledge of the Company and the Principal Stockholders, no other party to any Material Contract is in breach thereof or default thereunder, and none of the Principal Stockholders, the Company or any Subsidiary has received any written notice of termination, cancellation, breach or default under any Material Contract.

          (d) The Company has made available to Parent true and complete copies of all Material Contracts.

          (e) There is no contract, agreement or other arrangement granting any Person any preferential right to purchase, other than in the ordinary course of business consistent with past practice, any of the Assets or any of the shares of Common Stock.

          SECTION 3.18. Intellectual Property.

          (a) Section 3.18(a) of the Disclosure Schedule sets forth a true and complete list of (i) all patents and patent applications, registered trademarks and trademark applications, registered copyrights and copyright applications and domain names included in the Company Intellectual Property, (ii) all Company IP Agreements (other than commercially available off-the-shelf computer software licensed pursuant to shrink-wrap or click wrap licenses), (iii) unregistered names, trade names, trademarks and service marks that are material to the Business and (iv) other Company Intellectual Property, if any, material to the Business.

          (b) The Company or a Subsidiary is the exclusive owner of the entire right, title and interest in and to the Company Intellectual Property, and has a valid license to use the Licensed Intellectual Property in connection with the Business. The Company or a Subsidiary is entitled to use all Company Intellectual Property and Licensed Intellectual Property in the continued operation of the Business without limitation, subject only to the terms of the Company IP Agreements. The Company Intellectual Property and the Licensed Intellectual Property have not been adjudged invalid or unenforceable in whole or in part, and, to the knowledge of the Company and the Principal Stockholders, are valid and enforceable.

          (c) To the knowledge of the Company and the Principal Stockholders, the conduct of the Business as currently conducted does not infringe or misappropriate the Intellectual Property of any third party, and no Action alleging any of the foregoing are pending, and no Claim has been threatened or asserted against the Company or any Subsidiary alleging any of the foregoing. To the knowledge of the Company and the Principal Stockholders, no Person is engaging in any activity that infringes the Company Intellectual Property.

          (d) No Company Intellectual Property is subject to any outstanding decree, order, injunction, judgment or ruling restricting the use of such Company Intellectual Property or that would impair the validity or enforceability of such Company Intellectual Property.

          SECTION 3.19. Real Property

          (a) Section 3.19(a) of the Disclosure Schedule lists: (i) the street address of each parcel of Owned Real Property, (ii) the date on which each parcel of Owned Real Property was acquired, (iii) the current owner of each parcel of Owned Real Property, (iv) with respect to each parcel of Owned Real Property, the date and vendor set forth on the deed granting the Company title to such Owned Real Property, together with the date of recording and the jurisdiction of recording with respect to each such deed, and (v) the current use of each parcel of Owned Real Property.

          (b) Section 3.19(b) of the Disclosure Schedule lists: (i) the street address of each parcel of Leased Real Property, (ii) the identity of the lessor, lessee and current occupant (if different from lessee) of each such parcel of Leased Real Property, and (iii) the current use of each such parcel of Leased Real Property.

          (c) Except as described in this Section 3.20(c) or 3.15(a) of the Disclosure Schedule, there is no material violation of any Law (including any building, planning or zoning law) relating to any of the Owned Real Property. To the knowledge of the Company and the Principal Stockholders, there is no material violation of any Law (including any building, planning or zoning law) relating to any of the Leased Real Property. The Company has made available to Parent true, legible and complete copies of each deed for each parcel of Owned Real Property and, to the extent available, all the title insurance policies, title reports, surveys, certificates of occupancy, environmental reports and audits, appraisals, permits, other Encumbrances (other than Permitted Encumbrances), title documents and other documents relating to or otherwise affecting the Real Property, the operations of the Company or any Subsidiary thereon or any other uses thereof. Either the Company or a Subsidiary, as the case may be, is in peaceful and undisturbed possession of each parcel of Real Property, and there are no contractual or legal restrictions that preclude or restrict the ability to use the Real Property for the purposes for which it is currently being used. All existing water, sewer, steam, gas, electricity, telephone, cable, fiber optic cable, Internet access and other utilities required for the construction, use, occupancy, operation and maintenance of the Real Property are adequate for the conduct of the Business as it currently is conducted. To the knowledge of the Company and the Principal Stockholders, there are no material latent defects or material adverse physical conditions affecting the Real Property or any of the facilities, buildings, structures, erections, improvements, fixtures, fixed assets and personalty of a permanent nature annexed, affixed or attached to, located on or forming part of the Real Property. Neither the Company nor any Subsidiary has leased or subleased any parcel or any portion of any parcel of Real Property to any other Person and no other Person has any rights to the use, occupancy or enjoyment thereof pursuant to any lease, sublease, license, occupancy or other agreement, nor has the Company or any Subsidiary assigned its interest under any lease or sublease listed in Section 3.19(b) of the Disclosure Schedule to any third party.

          (d) Section 3.19(d) of the Disclosure Schedule sets forth a true and complete list of all leases and subleases relating to the Real Property and any and all ancillary documents (the "Ancillary Lease Documents") pertaining thereto (including all amendments, modifications, supplements, exhibits, schedules, addenda and restatements thereto and thereof and all consents, including consents for alterations, assignments and sublets, documents recording variations, memoranda of lease, options, rights of expansion, extension, first refusal and first offer and evidence of commencement dates and expiration dates). With respect to each of such leases and subleases, neither the Company nor any Subsidiary has exercised or given any notice of exercise, nor has any lessor or landlord exercised or received any notice of exercise by a lessor or landlord of, any option, right of first offer or right of first refusal contained in any such lease or sublease, including any such option or right pertaining to purchase, expansion, renewal, extension or relocation (collectively, "Options").

          (e) There are no condemnation proceedings or eminent domain proceedings of any kind pending or, to the knowledge of the Company and the Principal Stockholders, threatened against the Real Property.

          (f) All the Real Property is occupied under a valid and current certificate of occupancy or similar permit, the transactions contemplated by this Agreement will not require the issuance of any new or amended certificate of occupancy and, to the knowledge of the

Company and the Principal Stockholders, there are no facts that would prevent the Real Property from being occupied by the Company or any Subsidiary, as the case may be, after the Closing in the same manner as occupied by the Company or such Subsidiary immediately prior to the Closing.

          (g) All improvements on the Real Property constructed by or on behalf of the Company or any Subsidiary or, to the knowledge of the Company and the Principal Stockholders, constructed by or on behalf of any other Person, were constructed in material compliance with all applicable Laws (including any building, planning or zoning Laws) affecting such Real Property.

          (h) No improvements on the Real Property and none of the current uses and conditions thereof violate any Encumbrance (other than Permitted Encumbrances), applicable deed restrictions or other applicable covenants, restrictions, agreements, existing site plan approvals, zoning or subdivision regulations or urban redevelopment plans as modified by any duly issued variances, and no permits, licenses or certificates pertaining to the ownership or operation of all improvements on the Real Property, other than those which are transferable with the Real Property, are required by any Governmental Authority having jurisdiction over the Real Property.

          (i) All improvements on any Real Property are wholly within the lot limits of such Real Property and, except for Permitted Encumbrances, do not encroach on any adjoining premises or Encumbrance benefiting such Real Property, and there are no encroachments on any Real Property or any easement or property right or benefit appurtenant thereto by any improvements located on any adjoining premises.

          (j) Except as otherwise set forth in Section 3.19(j) of the Disclosure Schedule, there have been no improvements of a value in excess of $10,000 in the aggregate made to or constructed on any Real Property within the applicable period for the filing of mechanics' liens.

          (k) The rental set forth in each lease or sublease of the Leased Real Property is the actual rental being paid, and there are no separate agreements or understandings with respect to the same.

          (l) The Company or a Subsidiary, as the case may be, has the full right to exercise any Options contained in the leases and subleases pertaining to the Leased Real Property on the terms and conditions contained therein and upon due exercise would be entitled to enjoy the full benefit of such Options with respect thereto.

          SECTION 3.20. Tangible Personal Property

          (a) Section 3.20(a) of the Disclosure Schedule sets forth a true and complete list of each item of machinery, equipment, vehicles, rolling stock and other tangible personal property used in the Business or owned or leased by the Company or any Subsidiary (the "Tangible Personal Property") which has an original purchase price in excess of one thousand dollars ($1000).

          (b) Section 3.20(b) of the Disclosure Schedule sets forth a true and complete list of all leases and subleases for Tangible Personal Property and any and all amendments thereto.

          (c) The Company or a Subsidiary, as the case may be, has the full right to exercise any renewal options contained in the leases and subleases pertaining to the Tangible Personal Property on the terms and conditions contained therein and upon due exercise would be entitled to enjoy the use of each item of leased Tangible Personal Property for the full term of such renewal options.

          SECTION 3.21. Assets

          (a) The Company or a Subsidiary, as the case may be, has good and marketable title to, or, in the case of leased or subleased Assets, valid and subsisting leasehold interests in, all the Assets (including the Company Intellectual Property, Inventories, Real Property, Receivables and Tangible Personal Property), free and clear of all Encumbrances, except Permitted Encumbrances.

          (b) The Assets (including the Company Intellectual Property, Inventories, Real Property, Receivables and Tangible Personal Property) together with the Material Contracts, Licensed Intellectual Property and Company IP Agreements constitute all the properties, assets and rights forming a part of, used, held or intended to be used in, and all such properties, assets and rights as are necessary in the conduct of, the Business as conducted prior to the consummation of the Pre-Effective Carve-Out Transactions. At all times since the Reference Statement Date, the Company and the Principal Stockholders have caused the Assets to be maintained in accordance with good business practice, and all the Assets are in good operating condition and repair and, to the knowledge of the Company and the Principal Stockholders, are suitable and usable for the Company's intended use consistent with the Company's past practice.

          (c) Except with respect to computer software, none of William T. Evans, J. Robert Lemon, Frank Newton, Rick Land or Robert Christian has any actual knowledge of any specific fact or circumstance existing on the date hereof (and not developing over any period of time thereafter) that would necessarily require as of the date hereof (whether to be made now or in the future), in accordance with the Company's prior capital expenditure practices, a material increase in capital expenditures or operating expenditures above aggregate historical levels, it being understood that capital and operating expenditures may fluctuate over time without a material increase in overall capital or operating expenditures.

          SECTION 3.22. Customers. Listed in Section 3.22 of the Disclosure Schedule are the names and addresses of each customer of the Business that accounted for more than $50,000 of the Company's revenue for the twelve-month period ended December 31, 2005 and the amount for which each such customer was invoiced during such period. None of the Principal Stockholders, the Company or any Subsidiary has received any written notice that any such customer of the Business has ceased, or will cease, to use the products, equipment, goods or services of the Company or any Subsidiary, or has substantially reduced, or will substantially reduce, the use of such products, equipment, goods or services at any time.

          SECTION 3.23. Suppliers. Listed in Section 3.23 of the Disclosure Schedule are the names and addresses of each of the ten most significant suppliers of raw materials, supplies, merchandise and other goods for the Business for the twelve-month period ended December 31, 2005 and the amount for which each such supplier invoiced the Company and the Subsidiaries during such period. None of the Principal Stockholders, the Company or any Subsidiary has received any written notice that any such supplier will not sell raw materials, supplies, merchandise and other goods to the Company or any Subsidiary at any time after the Closing on terms and conditions substantially similar to those used in its current sales to the Business, subject only to general and customary price increases.

          SECTION 3.24. Employee Benefit Matters.

          (a) Plans and Material Documents. Section 3.24(a) of the Disclosure Schedule lists (i) all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, termination, severance or other contracts or agreements, whether legally enforceable or not, to which the Company or any Subsidiary is a party, with respect to which the Company or any Subsidiary has any obligation or which are maintained, contributed to or sponsored by the Company or any Subsidiary for the benefit of any current or former employee, officer or director of the Company or any Subsidiary, (ii) each employee benefit plan for which the Company or any Subsidiary could incur liability under Section 4069 of ERISA in the event such plan has been or were to be terminated, (iii) any plan in respect of which the Company or any Subsidiary could incur liability under Section 4212(c) of ERISA, and (iv) any contracts, arrangements or understandings between the Company or any of its Affiliates and any employee of the Company or of any Subsidiary, including any contracts, arrangements or understandings relating to the sale of the Company (collectively, the "Plans"). The Company has furnished to Parent a complete and accurate copy of each written Plan (along with a written summary of those Plans not in writing) and a copy of (i) each trust or other funding arrangement, (ii) the most recent summary plan description and summary of material modifications for each Plan, if applicable, (iii) the most recently filed IRS Form 5500, (iv) the most recently received IRS determination letter for each such Plan, and (v) the most recently prepared actuarial report and financial statement in connection with each such Plan. There are no other employee benefit plans, programs, arrangements or agreements, whether formal or informal, whether in writing or not, to which the Company or any Subsidiary is a party, with respect to which the Company or any Subsidiary has any obligation or which are maintained, contributed to or sponsored by the Company or any Subsidiary for the benefit of any current or former employee, officer or director of the Company or any Subsidiary. Neither the Company nor any Subsidiary has any express or implied commitment, whether legally enforceable or not, (i) to incur liability with respect to or cause to exist any other employee benefit plan, program or arrangement, (ii) to enter into any contract or agreement to provide compensation or benefits to any individual, or (iii) to modify, change or terminate any Plan, other than with respect to a modification, change or termination required by ERISA, the Code or other applicable Law.

          (b) Absence of Certain Types of Plans. None of the Plans is a multiemployer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA) (a "Multiemployer Plan") or a single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) for which the Company or any Subsidiary could incur liability under
Section 4063 or 4064 of ERISA (a "Multiple Employer Plan"). None of the Plans provides for the payment of separation, severance, termination or similar-type benefits to any Person or obligates the Company or any Subsidiary to pay separation, severance, termination or similar-type benefits solely as a result of any transaction contemplated by this Agreement or as a result of a "change in control", within the meaning of such term under Section 280G of the Code. Except as required by Law, none of the Plans provides for or promises retiree medical, disability or life insurance benefits to any current or former employee, officer or director of the Company or any Subsidiary. Each of the Plans is subject only to the Laws of Canada, the United States or a political subdivision thereof.

          (c) Compliance with Applicable Law. Each Plan has been operated in material compliance with the terms of such Plan and the requirements of all applicable Law, including ERISA and the Code, and all Persons who participate in the operation of such Plans and all Plan "fiduciaries" (within the meaning of Section 3(21) of ERISA) have acted in all material respects in accordance with the provisions of all applicable Law, including ERISA and the Code. No Action is pending or, to the knowledge of the Company and the Principal Stockholders, threatened with respect to any Plan (other than claims for benefits in the ordinary course).

          (d) Qualification of Certain Plans. Each Plan that is intended to be qualified under Section 401(a) of the Code or Section 401(k) of the Code has received a favorable determination letter from the IRS that it is so qualified, and each trust established in connection with any Plan that is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS that it is so exempt, and no fact or event has occurred since the date of such determination letter from the IRS that could reasonably be expected to adversely affect the qualified status of any such Plan or the exempt status of any such trust. Each trust maintained or contributed to by the Company or any Subsidiary that is intended to be qualified as a voluntary employees' beneficiary association and that is intended to be exempt from federal income taxation under Section 501(c)(9) of the Code has received a favorable determination letter from the IRS that it is so qualified and so exempt, and no fact or event has occurred since the date of such determination by the IRS that could reasonably be expected to adversely affect such qualified or exempt status.

          (e) Absence of Certain Liabilities and Events. There has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan that has not been properly corrected. Neither the Company nor any Subsidiary has incurred any liability for any penalty or tax arising under Section 4971, 4972, 4980, 4980B, 4980D or 6652 of the Code or any liability under Section 502 of ERISA, and, to the knowledge of the Company and the Principal Stockholders, no fact or event exists that could give rise to any such liability. Neither the Company nor any Subsidiary has incurred any liability under, arising out of or by operation of Title IV of ERISA (other than liability for premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course), including any liability in connection with (i) the termination or reorganization of any employee benefit plan subject to Title IV of ERISA or (ii) the withdrawal from any Multiemployer Plan or Multiple Employer Plan, and, to the knowledge of the Company and the Principal Stockholders, no fact or event exists that could give rise to any such liability. No complete or partial termination has occurred within the five years preceding the date hereof with respect to any Plan that is subject to Title IV of ERISA. No reportable event (within the meaning of Section 4043 of ERISA) has occurred or is expected to occur with respect to any Plan subject to Title IV of ERISA. No Plan had an accumulated funding deficiency (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, as of the most recently ended plan year of such Plan. None of the assets of the Company or any Subsidiary is the subject of any lien arising under
Section 302(f) of ERISA or Section 412(n) of the Code; neither the Company nor any Subsidiary has been required to post any security under Section 307 of ERISA or Section 401(a)(29) of the Code; and no fact or event exists which could reasonably be expected to give rise to any such lien or requirement to post any such security.

          (f) Plan Contributions and Funding. All contributions, premiums or payments required to be made with respect to any Plan have been made. All such contributions have been fully deducted for income tax purposes and no such deduction has been challenged or disallowed by any Governmental Authority, and no fact or event exists that could reasonably be expected to give rise to any such challenge or disallowance. As of the Closing, no Plan that is subject to Title IV of ERISA will have an "unfunded benefit liability" (within the meaning of Section 4001(a)(18) of ERISA).

          SECTION 3.25. Labor Matters. (a) Neither the Company nor any Subsidiary is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or any Subsidiary, and to the knowledge of the Company and the Principal Stockholders, there are currently no organizational campaigns, petitions or other unionization activities seeking recognition of a collective bargaining unit which could affect the Company or any Subsidiary; (b) there are no controversies, strikes, slowdowns or work stoppages pending or, to the knowledge of the Company and the Principal Stockholders, threatened between the Company or any Subsidiary and any of their respective employees, and neither the Company nor any Subsidiary has experienced any such controversy, strike, slowdown or work stoppage within the past three years; (c) neither the Company nor any Subsidiary has breached or otherwise failed to comply with the provisions of any collective bargaining or union contract, and there are no grievances outstanding against the Company or any Subsidiary under any such agreement or contract which could have a Material Adverse Effect; (d) there are no unfair labor practice complaints pending against the Company or any Subsidiary before the National Labor Relations Board or any other Governmental Authority or any current union representation questions involving employees of the Company or any Subsidiary which could have a Material Adverse Effect; (e) the Company and each Subsidiary has withheld and paid to the appropriate Governmental Authority or is holding for payment not yet due to such Governmental Authority all amounts required to be withheld from employees of the Company or any Subsidiary and is not liable for any arrears of wages, Taxes, penalties or other sums for failure to comply with any of the foregoing; (f) the Company and each Subsidiary has paid in full to all their respective employees or adequately accrued for in accordance with GAAP all wages, salaries, commissions, bonuses, benefits and other compensation due to or on behalf of such employees; (g) there is no claim with respect to payment of wages, salary or overtime pay that has been asserted or is now pending or threatened before any Governmental Authority with respect to any Persons currently or formerly employed by the Company or any Subsidiary; (h) neither the Company nor any Subsidiary is a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Authority relating to employees or employment practices; (i) there is no charge or proceeding before any Governmental Authority with respect to a violation of any occupational safety or health standard that has been asserted or is now pending or threatened with respect to the Company or any Subsidiary; and (j) there is no charge of discrimination in employment or employment practices, for any reason, including age, gender, race, religion or other legally protected category, which has been asserted or is now pending or threatened before the United States Equal Employment Opportunity Commission, or any other Governmental Authority in any jurisdiction in which the Company or any Subsidiary has employed or currently employs any Person.

          SECTION 3.26. Key Employees.

          (a) Section 3.26 of the Disclosure Schedule lists the name, place of employment, the current annual salary rates, bonuses, deferred or contingent compensation, pension, vacation allowance, "parachute payments" and other like benefits paid or payable (in cash or otherwise) to the Company's employees listed at Exhibit D (the "Key Employees").

          (b) All directors, officers and Key Employees of the Company and each Subsidiary are under written obligation to the Company or such Subsidiary to maintain in confidence all confidential or proprietary information acquired by them in the course of their employment and to assign to the Company or such Subsidiary all inventions made by them within the scope of their employment during such employment and for a reasonable period thereafter.

          SECTION 3.27. Certain Interests.

          (a) To the knowledge of the Company and the Principal Stockholders, no Principal Stockholder, officer or director of the Company or any Subsidiary and no relative or spouse (or relative of such spouse) who resides with, or is a dependent of, any such Principal Stockholder, officer or director:

          (i) has any direct or indirect financial interest in any competitor, supplier or customer of the Company or any Subsidiary or the Business; provided, however, that the ownership of securities representing no more than two percent of the outstanding voting power of any competitor, supplier or customer whose equity securities are publicly traded shall not be deemed to be a "financial interest" as long as the Person owning such securities has no other material connection or relationship with such competitor, supplier or customer;

          (ii) owns, directly or indirectly, in whole or in part, or has any other interest in any tangible or intangible property that the Company or any Subsidiary uses or has used in the conduct of the Business or otherwise; or

          (iii) has outstanding any Indebtedness to the Company or any Subsidiary.

          (b) None of the Company or any Subsidiary has any Liability or any other obligation of any nature whatsoever to any officer, director or Principal Stockholder of the Company or any Subsidiary or, to the knowledge of the Company and the Principal

Stockholders, to any relative or spouse (or relative of such spouse) who resides with, or is a dependent of, any such officer, director or Principal Stockholder.

          SECTION 3.28. Taxes

          (a) (i) Except for filings the due date of which are after the date hereof or current filings any of which are the subject of extensions under applicable procedures and which are identified on Section of the Disclosure Schedule, all income Tax Returns and all other material Tax Returns required to be filed by or with respect to the Company and each Subsidiary (including the consolidated federal income Tax Return of the Company and any state, local or other Tax Return that includes the Company or any Subsidiary on a consolidated, combined or unitary basis) have been timely filed;

          (ii) All Taxes required to be shown on such Tax Returns the due date of which (as extended, if applicable) preceded the date hereof in respect of the Company or any Subsidiary have been timely paid;

          (iii) All such Tax Returns are true, correct and complete in all material respects;

          (iv) No adjustment relating to such Tax Returns has been proposed in writing or, to the knowledge of the Company and the Principal Stockholders, informally by any Taxing Authority (insofar as either relates to the activities or income of the Company or any Subsidiary or could result in liability of the Company or any Subsidiary on the basis of joint and/or several liability) and to the knowledge of the Company and the Principal Stockholders, no basis exists for any such adjustment;

          (v) All other Taxes due and payable by or attributable to the Company or any Subsidiary for any period preceding the Closing Date (whether or not a Tax Return is due by the Closing Date) have been paid or are accrued on the Reference Statement of Net Assets (it being understood that the payment of any unpaid Taxes will be governed by Section 7.01 hereof);

          (vi) The Company and all of the Subsidiaries have timely paid all required current estimated payments of Taxes in amounts sufficient to avoid interest charges and underpayment penalties;

          (vii) Neither the Company nor any Subsidiary currently is the beneficiary of any extension of time to file any Tax Return;

          (viii) There are no pending or, to the knowledge of the Company and the Principal Stockholders, threatened Actions for the assessment or collection of Taxes against the Company or any Subsidiary or (insofar as either relates to the activities or income of the Company or any Subsidiary or could result in liability of the Company or any Subsidiary on the basis of joint and/or several liability) any Person that was included in the filing of a Tax Return with the Company on a consolidated, combined or unitary basis;

          (ix) To the knowledge of the Company and the Principal Stockholders, the results of all transactions between the Company and any Subsidiary, between any Affiliate of the

Principal Stockholders and the Company or any Subsidiary, and between any of the Subsidiaries, are consistent with the results that would have been realized if uncontrolled taxpayers had engaged in the same transactions under the same circumstances, within the meaning of Regulations Section 1.482-1(b)(1);

          (x) There are no Tax liens on any assets of the Company or any Subsidiary (except for liens for Taxes not yet due and payable);

          (xi) Neither Principal Stockholders nor any Affiliates are a party to any agreement or arrangement that would result, separately or in the aggregate, in the actual or deemed payment by the Company or a Subsidiary of any "excess parachute payments" within the meaning of section 280G of the Code (without regard to Section 280G(b)(4) of the Code);

          (xii) No acceleration of the vesting schedule for any property that is substantially unvested within the meaning of the regulations under Section 83 will occur in connection with the transactions contemplated by this Agreement;

          (xiii) From and after October 31, 1998, the Company and each Subsidiary have been and continue to be members of the affiliated group (within the meaning of Section 1504(a)(1) of the Code) for which the Company files a federal consolidated return as the common Company, and has not been includible in any other federal consolidated return for any taxable period for which the statute of limitations with respect to any member of such affiliated group has not expired;

          (xiv) None of the Company or the Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, and, except for the Stockholders who hold the shares of Common Stock represented by certificate numbers 30, 31, 46, 53, 66 and 67 (these being the only certificates held in street name), none of the Stockholders are foreign persons within the meaning of Code Section 1445;

          (xv) The Company and Subsidiary have each properly and timely withheld, collected and deposited all Taxes that are required to be withheld, collected and deposited under applicable Law;

          (xvi) None of the Company or Subsidiaries is doing business in or engaged in a trade or business in any jurisdiction in which it has not filed all required income Tax Returns and all other material Tax Returns, and no written notice or inquiry has been received from any jurisdiction in which Tax Returns have not been filed by the Company or any Subsidiary to the effect that the filing of Tax Returns may be required;

          (xvii) Neither the Company nor any Subsidiary has been at any time a member of any partnership or joint venture or the holder of a beneficial interest in any trust for any period for which the statute of limitations for any Tax has not expired;

          (xviii) The Company and each Subsidiary has disclosed on each Tax Return filed by or in respect of the Company or Subsidiary all positions taken thereon that could give rise to a substantial understatement of penalty of Taxes within the meaning of Code
Section 6662 or any similar provisions of any other Tax Law; and

          (xix) Neither the Company nor any Subsidiary is subject to any accumulated earnings tax, personal holding company Tax or similar Tax.

          (b) (i) There are no outstanding waivers or agreements extending the statute of limitations for any period with respect to any Tax to which the Company or any Subsidiary may be subject;

          (ii) There are no written or, to the knowledge of the Company and the Principal Stockholders, any other requests for information from a Taxing Authority currently outstanding that could adversely affect the Taxes of the Company or any Subsidiary;

          (iii) There are no written proposed reassessments of any property owned by the Company or any Subsidiary or to the knowledge of the Company and the Principal Stockholders, other similar proposals that could increase the amount of any Tax to which the Company or any Subsidiary would be subject;

          (iv) Neither the Company nor any Subsidiary (A) is a party to, or bound by, any tax allocation or tax sharing agreement or (B) has any current or potential obligation for the Taxes of any Person (other than the Company and the Subsidiaries by reason of the filing of consolidated tax return described in the preceding subsection) under U.S. Treasury Regulations Section 1.1502-6(c), as a transferee or successor, by contract or otherwise;

          (v) Neither the Company nor any Subsidiary has distributed stock of another Person or had its stock distributed by another Person in a transaction that was purported or intended to be governed in whole or in part by Code Sections 355 or 361;

          (vi) The Company is not and has not been a United States real property holding corporation, as defined in Section 897(c)(2) of the Code, during the applicable period specified in Section 897(c)(1)(A)(ii);

          (vii) Except for changes to the tax liability accounts brought about by changes after July 31, 2006 to the deferred Taxes of the Company, the unpaid aggregate Taxes of the Company and the Subsidiaries (A) did not, as of September 30, 2006, exceed the reserve for tax liability set forth in the Reference Statement of Net Assets and (B) will not exceed that reserve as adjusted for the passage of time from July 31 through the Closing Date in accordance with the past custom and practice of the Company and the Subsidiaries;

          (viii) Since the Reference Statement Date, except in connection with the Pre-Effective Carve-Out Transactions, neither the Company nor any of the Subsidiaries has incurred any liability for Taxes arising from any transactions outside the ordinary course of business;

          (ix) Neither the Company nor any Subsidiary has consummated, participated in, or served as either a "tax shelter organizer" or a "tax shelter promoter" in respect of any "tax shelter transaction" as such terms are defined in Code Sections 6011, 6111, and 6662 prior to the amendment of the American Jobs Creation Act of 2004;

          (x) Neither the Company nor any Subsidiary (A) has consummated, (B) has "participated" or is currently "participating" in, or (C) is or was a "material advisor" in respect of (x) a "tax shelter transaction", (y) a "listed transaction" or (z) a "reportable transaction", as such terms are defined in Code Sections 6011, 6012, 6111, 6662, 6662A, or 6707A;

          (xi) To the knowledge of the Company and the Principal Stockholders, no income under any arrangement or understanding to which the Company is a party will be attributed to the Company which is not represented by income to which the Company is legally entitled;

          (xiii) Neither the Company nor any Subsidiary has made any payments, is obligated to make any payments, or is party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Sections 162(a), 162(m), or 404 or that could give rise to any amounts subject to excise tax under Code Section 4999, as such provisions are currently written;

          (xv) No property owned by the Company or any Subsidiary

          (A) constitutes tax-exempt use property within the meaning of Code
Section 168(h)(1) of the Code,

          (B) is tax-exempt bond financed property within the meaning of Code
Section 168(g),

          (C) is subject to Code Section 168(g)(1)(A),

          (D) is limited use property within the meaning of Revenue Procedure 76-30,

          (E) directly or indirectly secures any debt the interest on which is tax exempt under Code Section 103, or

          (F) is subject to a lease under Code Section 7701(h);

          (xvi) No power of attorney that is currently in force has been granted with respect to any matter relating to Taxes that could affect the Company or any Subsidiary;

          (xvii) None of the Company or the Subsidiaries

          (A) has or is projected to have an amount includible in its income for the current taxable year under Section 951 of the Code,

          (B) has been a passive foreign investment company within the meaning of Section 1296 of the Code,

          (C) has an unrecaptured overall foreign loss within the meaning of
Section 904(f) of the Code, or

          (D) has participated in or cooperated with an international boycott within the meaning of section 999 of the Code; and

          (xviii) None of the Company or the Subsidiaries has any

          (A) income reportable for a period ending after the Closing but attributable to a transaction (e.g., an installment sale) occurring in, or a change in accounting method made for, a period ending on or prior to the Closing that resulted in a deferred reporting of income from such transaction or from such change in accounting method (other than a deferred intercompany transaction), or

          (B) deferred gain or loss arising out of any deferred intercompany transaction

          (c) (i) Section 3.28 of the Disclosure Schedule

          (A) lists all income Tax Returns (federal, state, local and foreign) filed with respect to each of the Company and the Subsidiaries for taxable periods ended on or after December 31, 2003,

          (B) indicates the most recent income Tax Return for each relevant jurisdiction for which an audit has been completed, and

          (C) indicates all Tax Returns that currently are the subject of audit.

          (ii) The Company and the Subsidiaries have delivered to Parent correct and complete copies of all federal, state and foreign income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by the Principal Stockholders since December 31, 2003.

          (iii) The Company and the Subsidiaries have delivered to the Company a true and complete copy of any written tax sharing or allocation agreement or arrangement involving the Company or any Subsidiary and a true and complete description of any such unwritten or informal agreement or arrangement.

          SECTION 3.29. Insurance. All material assets, properties and risks of the Company and each Subsidiary are, and for the past five years have been, covered by valid and, except for insurance policies that have expired under their terms in the ordinary course, currently effective insurance policies or binders of insurance (including general liability insurance, property insurance and workers' compensation insurance) issued in favor of the Company or a Subsidiary, as the case may be, in each case with responsible insurance companies, in such types and amounts and covering such risks as are consistent with customary practices and standards of the Company or Subsidiary, as the case may be (collectively the "Company Insurance Policies").

          SECTION 3.30. Certain Business Practices. None of the Company or any of the Subsidiaries or, to the knowledge of the Company and the Principal Stockholders, any of their respective directors, officers, agents, representatives or employees (in their capacity as directors, officers, agents, representatives or employees) has: (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity in respect of the Business; (b) directly or indirectly, paid or delivered any fee, commission or other sum of money or item of property, however characterized, to any finder, agent, or other party acting on behalf of or under the auspices of a governmental official or Governmental Authority, in the United States or any other country, which is in any manner illegal under any Law of the United States or any other country having jurisdiction; or (c) made any payment to any customer or supplier of the Company or any of the Subsidiaries or any officer, director, partner, employee or agent of any such customer or officer, director, partner, employee or agent for the unlawful reciprocal practice, or made any other unlawful payment or given any other unlawful consideration to any such customer or supplier or any such officer, director, partner, employee or agent, in respect of the Business.

          SECTION 3.31. Full Disclosure.

          (a) The Company and the Principal Stockholders are not aware of any facts pertaining to the Company, any Subsidiary or the Business which could have a Material Adverse Effect and which have not been disclosed in this Agreement, the Disclosure Schedule or the Financial Statements or otherwise disclosed to Parent by the Company or any Principal Stockholder in writing.

          (b) To the knowledge of the Company and the Principal Stockholders, no representation or warranty of the Company or the Principal Stockholders in this Agreement, nor any statement or certificate furnished or to be furnished to Parent pursuant to this Agreement, or in connection with the transactions contemplated by this Agreement, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

          SECTION 3.32. Brokers. Except as set forth in Section 4.06, there are no claims for brokerage commissions, finder's fees, or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Company or the Principal Stockholders as to which Parent or the Company is, or could be, liable.

          SECTION 3.33. No Other Warranty. EXCEPT AS EXPRESSLY SET FORTH IN THIS
ARTICLE III (INCLUDING THE DISCLOSURE SCHEDULE), THE COMPANY AND THE PRINCIPAL STOCKHOLDERS MAKE NO OTHER REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE COMPANY, THE ASSETS OR THE BUSINESS, INCLUDING WITHOUT LIMITATION (AGAIN, EXCEPT AS EXPRESSLY SET FORTH IN THIS ARTICLE III (INCLUDING THE DISCLOSURE SCHEDULE)) ANY WARRANTY AS TO MERCHANTIBILITY OR FITNESS FOR A PARTICULAR PURPOSE OF ANY OF THE ASSETS, EACH OF WHICH REPRESENTATIONS AND WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                                    OF PARENT

          Except as set forth in Parent's Disclosure Schedule (with specific reference to the particular Section or subsection of this Agreement to which the information set forth in such Disclosure Schedule relates) delivered to the Company and the Principal Stockholders prior to the execution of this Agreement, and as an inducement to the Company and the Principal Stockholders to enter into this Agreement, Parent hereby represents and warrants to the Company and the Principal Stockholders as follows:

          SECTION 4.01. Organization and Authority of Parent. Parent and Merger Sub are corporations duly organized, validly existing and in good standing under the laws of the jurisdiction of their incorporation and have all necessary corporate power and authority to enter into this Agreement, the Printing Supply Agreement, the Toothpaste Supply Agreement, the Transition Services Agreement, the Escrow Agreement, the White Drive Lease and the Wal-Mart Sublease, as appropriate, to carry out their obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Parent and Merger Sub of this Agreement, the Printing Supply Agreement, the Toothpaste Supply Agreement, the Transition Services Agreement, the Escrow Agreement, the White Drive Lease and the Wal-Mart Sublease, as appropriate, the performance by Parent and Merger Sub of their obligations hereunder and thereunder and the consummation by Parent and Merger Sub of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Parent and Merger. This Agreement has been duly executed and delivered by Parent and Merger Sub, and (assuming due authorization, execution and delivery by the Company and the Principal Stockholders) this Agreement constitutes, legal, valid and binding obligations of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its respective terms.

          SECTION 4.02. No Conflict. The making and obtaining of all filings, notifications, consents, approvals, authorizations and other actions referred to in this Agreement, the execution, delivery and performance by Parent of this Agreement, the Printing Supply Agreement, the Toothpaste Supply Agreement, the Transition Services Agreement, the Escrow Agreement, the White Drive Lease and the Wal-Mart Sublease, and the execution, delivery and performance by Merger Sub of this Agreement do not and will not (a) violate, conflict with or result in the breach of any provision of the Certificate of Incorporation or By-laws of Parent, (b) conflict with or violate any Law or Governmental Order applicable to Parent or (c) conflict with, or result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which Parent or Merger Sub is a party, which would adversely affect the ability of Parent or Merger Sub to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement, the Printing Supply Agreement, the Toothpaste Supply Agreement, the Transition Services Agreement, the Escrow Agreement, the White Drive Lease or the Wal-Mart Sublease as appropriate.

          SECTION 4.03. Governmental Consents and Approvals. The execution, delivery and performance by Parent and Merger Sub of this Agreement, the Printing Supply Agreement, the Toothpaste Supply Agreement, the Transition Services Agreement, the Escrow Agreement, the White Drive Lease and the Wal-Mart Sublease, as appropriate, do not and will not require any consent, approval, authorization or other order of, action by, filing with, or notification to any Governmental Authority.

          SECTION 4.04. Interim Operations of Merger Sub. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

          SECTION 4.05. Litigation. No Action by or against Parent or Merger Sub is pending or, to the knowledge of Parent or Merger Sub, threatened, which could affect the legality, validity or enforceability of this Agreement, the Printing Supply Agreement, the Toothpaste Supply Agreement, the Transition Services Agreement the Escrow Agreement, the White Drive Lease or the Wal-Mart Sublease, or the consummation of the transactions contemplated hereby or thereby.

          SECTION 4.06. Brokers. Parent is solely responsible for the brokerage and finder's fees, commissions or expenses of Alvarez & Marsal in connection with the transactions contemplated by this Agreement. Except with respect to the foregoing, there are no claims for brokerage commissions, finder's fees, or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Parent or Merger Sub as to which the Company or the Principal Stockholders are, or could be, liable.

          SECTION 4.07. No Other Warranty. EXCEPT AS EXPRESSLY SET FORTH IN THIS
ARTICLE IV, PARENT MAKES NO OTHER REPRESENTATION OR WARRANTY, EXPRESS OR
IMPLIED.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

          SECTION 5.01. Conduct of the Business Prior to the Closing.

          (a) The Company and the Principal Stockholders covenant and agree that, except as described in Section 5.01 of the Disclosure Schedule, between the date hereof and the Closing, the Company and each Subsidiary shall conduct the Business in the ordinary course and consistent with the Company's and such Subsidiary's prior practice. Without limiting the generality of the foregoing, except as described in Section 5.01(a) of the Company's Disclosure Schedule, the Company and the Principal Stockholders shall cause the Company and each Subsidiary to not engage in any practice, take any action, fail to take any action or enter into any transaction which could cause any representation or warranty of the Company or the Principal Stockholders to be untrue or result in a breach of any covenant made by the Company or the Principal Stockholders in this Agreement.

          (b) Except as described in Section 5.01 of the Company's Disclosure Schedule, the Company and the Principal Stockholders covenant and agree that, between the date hereof and the time of the Effective Time, without the prior written consent of Parent, neither the Company nor any Subsidiary will do any of the things enumerated in clauses (a) through (z) and (bb) of the second sentence of Section 3.13.

          (c) At the Effective Time, the Company and the Principal Stockholders covenant and agree that the Company shall use reasonable efforts to have Cash On Hand in an amount (the "Required Cash Amount") equal to $1,000,000, less an amount (not to exceed $150,000) paid by the Company to purchase continuing (i.e., "tail") coverage under the Company's currently existing directors and officers liability insurance policy, naming each current director and officer of the Company as additional insured parties. For the purposes of this Section 5.01(c), "Cash On Hand" shall mean the Company's actual cash position as of the Effective Time, as reflected on the Company's books and records, kept in accordance with the Company's customary practice, giving effect to uncleared credit card receipts, uncleared check receipts and uncleared drafts against its bank accounts. Within 14 days after the Closing Date, the Surviving Corporation and the Stockholder Representative (as defined in the Escrow Agreement) shall reconcile the Company's Cash On Hand to its bank account balances, making corrections to Cash On Hand for entry errors and any other inaccuracies. In the event that the Company's Cash On Hand exceeds the Required Cash Amount, the amount of such excess shall be deposited by the Surviving Corporation into the Expense Fund under the Escrow Agreement promptly after the expiration of such 14-day period. In the event that the Company's Cash On Hand is less than the Required Cash Amount, the Surviving Corporation and the Stockholder Representative shall, promptly after the expiration of such 14-day period, jointly direct the escrow agent under the Escrow Agreement to distribute the amount of such deficiency from the Expense Fund under the Escrow Agreement to the Surviving Corporation.

          SECTION 5.02. Access to Information. Between the date hereof and the Closing, upon reasonable notice, the Company shall cause each of the Company's and the Subsidiaries' officers, directors, employees, agents, representatives, accountants and counsel to: (i) afford the officers, employees, agents, accountants, counsel, financing sources and representatives of Parent (subject to the execution by such persons, if requested by the Company, of a confidentiality agreement with the Company in form and substance reasonably acceptable to the Company) reasonable access, during normal business hours, to the offices, properties, plants, other facilities, books and records of the Company and each Subsidiary including access to enter upon such properties, plants and facilities to investigate and collect air, surface water, groundwater and soil samples or to conduct any other type of environmental assessment and to those officers, directors, employees, agents, accountants and counsel of the Company and of each Subsidiary who have any knowledge relating to the Company, any Subsidiary or the Business and (ii) furnish to the officers, employees, agents, accountants, counsel, financing sources and representatives of Parent (subject to the execution by such persons, if requested by the Company, of a confidentiality agreement with the Company in form and substance reasonably acceptable to the Company) such additional financial and operating data and other information regarding the assets, properties, liabilities and goodwill of the Company, the Subsidiaries and the Business (or legible copies thereof) as Parent may from time to time reasonably request.

          SECTION 5.03. Confidentiality.

          (a) From the date of this Agreement through the second anniversary of the Closing Date, the Principal Stockholders agree to, and they shall cause their respective officers, directors, trustees, beneficiaries and any Person Controlled by them (individually or collectively, directly or indirectly) to, and each shall use commercially reasonable efforts to cause the respective agents, representatives, employees, Affiliates of the Principal Stockholders or any Person Controlled by any of them (individually or collectively, directly or indirectly) to: (i) treat and hold as confidential (and not disclose or provide access to any Person to) all information relating to trade secrets, patent applications, product development, customer lists, pricing and marketing plans, policies and strategies, details of client and consultant contracts, business acquisition plans, new personnel acquisition plans and all other confidential or proprietary information with respect to the Business, the Company and each Subsidiary, (ii) in the event that any Principal Stockholder, Person Controlled by any of them or any such agent, representative, Affiliate, employee, officer or director becomes legally compelled to disclose any such information, provide Parent with prompt written notice of such requirement so that Parent, the Company or any Subsidiary may seek a protective order or other remedy or waive compliance with this Section 5.03, (iii) in the event that such protective order or other remedy is not obtained, or Parent waives compliance with this Section 5.03, furnish only that portion of such confidential information which is legally required to be provided and exercise its commercially reasonable efforts to obtain assurances that confidential treatment will be accorded such information, and (iv) promptly furnish (as soon as practicable following the Effective Time) to the Company or Parent any and all copies (in whatever form or medium) of all such confidential information then in the possession of the Principal Stockholders or any agent, representative, Affiliate, employee, officer or director of the foregoing and destroy any and all additional copies then in the possession of the Principal Stockholders or any of its agents, representatives, Affiliates, employees, officers and directors of such information and of any analyses, compilations, studies or other documents prepared, in whole or in part, on the basis thereof, except that the Principal Stockholders, agents, representatives, Affiliates, employees, officers and directors may retain a copy of the Acquisition Documents, including the Disclosure Schedule, and any information reasonably required for the performance of their obligations under the Acquisition Documents; provided, however, that this sentence shall not apply to any information that, at the time of disclosure, is available publicly and was not disclosed in breach of this Agreement by the Principal Stockholders, their agents, representatives, Affiliates, employees, officers or directors; and provided further that, with respect to Company Intellectual Property, specific information shall not be deemed to be within the foregoing exception merely because it is embraced in general disclosures in the public domain. In addition, with respect to Company Intellectual Property, any combination of features shall not be deemed to be within the foregoing exception merely because the individual features are in the public domain unless the combination itself and its principle of operation are in the public domain. The foregoing obligations shall not be binding in the event that this Agreement terminates prior to the consummation of the Merger.

          (b) From the date of this Agreement through the Closing, Parent and Merger Sub agree to, and they shall cause their respective officers, directors and any Person Controlled by them (individually or collectively, directly or indirectly) to, and each shall use commercially reasonable efforts to cause the respective agents, representatives, employees, Affiliates of Parent and Merger Sub and any Person Controlled by them (individually or collectively, directly or indirectly) to: (i) treat and hold as confidential (and not disclose or provide access to any Person to) all information relating to trade secrets, patent applications, product development, customer lists, pricing and marketing plans, policies and strategies, details of client and consultant contracts, business acquisition plans, new personnel acquisition plans and all other confidential and proprietary information with respect to the Business, the Company and each Subsidiary, (ii) in the event that Parent, Merger Sub or any Person Controlled by any of them or any such agent, representative, Affiliate, employee, officer or director becomes legally compelled to disclose any such information, provide Parent with prompt written notice of such requirement so that the Principal Stockholders, the Company or any Subsidiary may seek a protective order or other remedy or waive compliance with this Section 5.03,
(iii) in the event that such protective order or other remedy is not obtained, or the Company waives compliance with this Section 5.03, furnish only that portion of such confidential information which is legally required to be provided and exercise its commercially reasonable efforts to obtain assurances that confidential treatment will be accorded such information, and (iv) in the event that this Agreement terminates prior to the consummation of the Merger, promptly furnish (as soon as practicable following such termination) to the Company any and all copies (in whatever form or medium) of all such confidential information then in the possession of Parent or Merger Sub or any agent, representative, Affiliate, employee, officer or director of the foregoing and destroy any and all additional copies then in the possession of the Parent or Merger Sub or any of their respective agents, representatives, Affiliates, employees, officers and directors of such information and of any analyses, compilations, studies or other documents prepared, in whole or in part, on the basis thereof; provided, however, that this sentence shall not apply to any information that, at the time of disclosure, is available publicly and was not disclosed in breach of this Agreement by Parent, Merger Sub, or their respective agents, representatives, Affiliates, employees, officers or directors; and provided further that, with respect to Company Intellectual Property, specific information shall not be deemed to be within the foregoing exception merely because it is embraced in general disclosures in the public domain. In addition, with respect to Company Intellectual Property, any combination of features shall not be deemed to be within the foregoing exception merely because the individual features are in the public domain unless the combination itself and its principle of operation are in the public domain.

          (c) Notwithstanding anything herein to the contrary, each party hereto (and its representatives, agents and employees) may consult any tax advisor regarding the tax treatment and tax structure of the transactions contemplated hereby and may disclose to any person, without limitation of any kind, the tax treatment and tax structure of such transactions and all materials (including opinions and other tax analyses) that are provided relating to such treatment or structure.

          SECTION 5.04. Regulatory and Other Authorizations; Notices and
Consents.

          (a) The Company and the Subsidiaries shall use their commercially reasonable efforts to obtain those authorizations, consents, orders and approvals of all Governmental Authorities and officials that are set forth on
Section 5.04(a) of the Disclosure Schedule (the "Required Governmental Consents"), and will cooperate fully with Parent in promptly seeking to obtain all such Required Governmental Consents.

          (b) The Company and the Subsidiaries shall give promptly such notices to third parties and use its or their commercially reasonable efforts to obtain those third party consents and estoppel certificates that are set forth on
Section 5.04(b) of the Disclosure Schedule (the "Required Third-Party
Consents").

          (c) Parent shall cooperate and use all reasonable efforts to assist the Company in giving such notices and obtaining the Required Third-Party Consents; provided, however, that Parent shall have no obligation to give any guarantee or other consideration of any nature in connection with any such notice, consent or estoppel certificate or to consent to any change in the terms of any agreement or arrangement which Parent in its sole discretion may deem adverse to the interests of Parent, the Company or any Subsidiary.

          (d) Upon the terms and subject to the conditions of this Agreement, each of the parties hereto shall use commercially reasonable efforts to take, or cause to be taken, all action, to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practical following the Effective Time the transactions contemplated by this Agreement, to obtain in a timely manner all waivers, consents and approvals required by this Agreement and to effect all necessary registrations and filings and otherwise to satisfy or cause to be satisfied all conditions to its obligations under this Agreement. All parties agree that the obligations under this Agreement and pursuant to this Section 5.04(d) may require commercially reasonable efforts to cooperate after the Effective Time in order to preserve the rights and benefits of the Surviving Corporation.

          SECTION 5.05. Use of Intellectual Property.

          (a) The Principal Stockholders and the Company acknowledge that from and after the Effective Time, the name "Pro-Dentec" and all similar or related names, marks and logos (all of such names, marks and logos being the "Company Marks") shall be owned by Parent and the Surviving Corporation and neither Principal Stockholders nor any of its Affiliates shall have any rights in the Company Marks and that the Principal Stockholders nor any of its Affiliates will contest the ownership or validity of any rights of Parent or the Surviving Corporation in or to the Company Marks.

          (b) From and after the Effective Time, neither the Principal Stockholders nor any of their Affiliates shall use any of the Company Intellectual Property or any of the Licensed Intellectual Property.

          SECTION 5.06. Non-Competition.

          (a) For a period of two years after the Effective Time (the "Restricted Period"), the Principal Stockholders shall not engage, directly or indirectly, in any business anywhere that manufactures, produces or supplies products or services of the kind manufactured, produced or supplied by the Business as of the Closing Date or, without the prior written consent of Parent, directly or indirectly, own an interest in, manage, operate, join, control, lend money or render financial or other assistance to or participate in or be connected with, as an officer, employee, partner, stockholder, consultant or otherwise, any Person that competes with Parent, the Business, the Company or any Subsidiary in manufacturing, producing or supplying products or services of the kind manufactured, produced or supplied by the Company or any Subsidiary as of the Closing Date; provided, however, that, for the purposes of this Section 5.06, ownership of securities having no more than two percent of the outstanding voting power of any competitor whose equity securities are publicly traded, without more, shall not be deemed to be in violation of this
Section 5.06 as long as the Person owning such securities has no other material connection or relationship with such competitor; and provided, further, that the Principal Stockholders may engage in the business set forth in Section 5.06(a) of the Disclosure Schedule.

          (b) As a separate and independent covenant, each Principal Stockholder agrees with Parent that, for a period of six months following the Effective Time (and for a period of 24 months with respect to Scott Bradshaw, Marvin Terrell and Bill Sale), each Principal Stockholder and each Person Controlled by any of them (individually or collectively, directly or indirectly) will not in any way, directly or indirectly, interfere with or attempt to interfere with (including, but not limited to, hire or otherwise employ) any officers, employees, representatives or agents of the Company or any Subsidiary as of the date hereof, or induce or attempt to induce any of them to leave the employ of the Company or any Subsidiary or violate the terms of their contracts, or any employment arrangements, with the Company or any Subsidiary; provided, however, that nothing in this paragraph shall be deemed to restrict the Principal Stockholders or Person Controlled by any of them (individually or collectively, directly or indirectly) from (i) soliciting or hiring officers, employees, representatives or agents of the Company or any Subsidiary whose association with the Company or the applicable Subsidiary has been terminated by the Company without cause and through no violation of this paragraph by the Principal Stockholders and no violation of the Side Agreements by the Side Agreement Parties, or (ii) initiating and conducting a general solicitation for employees (for example, newspaper or internet advertisement) so long as each Principal Stockholder and each Person Controlled by any of them (individually or collectively, directly or indirectly) does not (x) directly or specifically solicit any officers, employees, representatives or agents of the Company or any Subsidiary as of the date hereof or (y) hire any such persons.

          (c) The Restricted Period shall be extended by the length of any period during which any Principal Stockholder is in breach of the terms of this
Section 5.06.

          (d) The Principal Stockholders acknowledge that the covenants of the Principal Stockholders set forth in this Section 5.06 are an essential element of this Agreement and that, but for the agreement of the Principal Stockholders to comply with these covenants, Parent would not have entered into this Agreement. The Principal Stockholders acknowledge that this Section 5.06 constitutes an independent covenant that shall not be affected by performance or nonperformance of any other provision of this Agreement by Parent. Each Principal Stockholder is hereby advised to independently consult with its own counsel and agrees that the covenants set forth in this Section 5.06 are reasonable and proper.

          SECTION 5.07. Release. The Principal Stockholders covenant and agree, on or prior to the Closing Date, to execute and deliver to the Company, for the benefit of the Company, each Subsidiary and the Surviving Corporation, a general release and discharge, in the form attached hereto as Exhibit 5.07 (each, a "General Release").

          SECTION 5.08. Intercompany Arrangements.

          (a) Prior to the Closing Date, the Company and the Principal Stockholders shall cause any contract or arrangement that is disclosed (or should have been disclosed) in Section 3.17(a)(viii) of the Disclosure Schedule, other than those contracts or arrangements set forth in Section 5.08 of the Disclosure Schedule, to be terminated or otherwise amended to exclude the Company and any Subsidiaries as a party thereto.

          (b) Immediately prior to the consummation of the Closing Date, the Principal Stockholders shall contribute, or cause to be contributed, to the capital of the Company, the difference between (i) the intercompany Indebtedness owed by the Company and any Subsidiary to the Principal Stockholders and its Affiliates (other than the Company and the Subsidiaries) as of the Closing Date and (ii) the intercompany Indebtedness owed by the Principal Stockholders and its Affiliates (other than the Company and the Subsidiaries) to the Company as of the Closing Date and all such intercompany Indebtedness shall cease to exist and be of no further force or effect.

          SECTION 5.09. Further Action. Each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper or advisable under applicable Law, and to execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement, the Printing Supply Agreement, the Side Agreements, the Toothpaste Supply Agreement, the Transition Services Agreement, the Escrow Agreement, the General Releases, the White Drive Lease and the Wal-Mart Sublease to which it is a party and consummate and make effective the transactions contemplated hereby and thereby.

          SECTION 5.10. Stockholder Approval. At any meeting of the Stockholders, and at any adjournment thereof, and upon each request to execute a written consent in lieu of a meeting of the Stockholders, each Principal Stockholder agrees that he, she or it shall vote his, her or its shares of Common Stock in a manner that is consistent with the requirements of this Agreement, and in favor of (i) the Merger, (ii) the approval of this Agreement and (iii) the transactions contemplated hereby. The Company or the Principal Stockholders will call a special meeting of the stockholders of the Company in accordance with the Company's bylaws to be held on or prior to November 28, 2006.

          SECTION 5.11. No Solicitation or Negotiation. The Principal Stockholders and the Company agree that between the date of this Agreement and the earlier of (a) the Closing and (b) the termination of this Agreement, none of the Principal Stockholders, the Company or the Subsidiaries or any of their respective Affiliates, officers, directors, representatives or agents will (i) solicit, initiate, consider, encourage or accept any other proposals or offers from any Person (A) relating to any acquisition or purchase of all or any portion of the capital stock of the Company or any Subsidiary or the Assets (other than in the ordinary course of business consistent with past practice) or
(B) to enter into any merger, consolidation, business combination, recapitalization, reorganization or other extraordinary business transaction involving or otherwise relating to the Company or any Subsidiary or (ii) participate in any discussions, conversations, negotiations and other communications regarding, or furnish to any other Person any information with respect to, or otherwise cooperate in any way, assist or participate in, facilitate or encourage any effort or attempt by any other Person to seek to do any of the foregoing.

          SECTION 5.12. Chlorhexidine.

          (a) The Principal Stockholders agree that in the event that:

               (i) revenue resulting from sales of the Company's chlorhexidine product ("CHX") in the state of Florida during the three month period beginning on October 1, 2006 and ending on December 31, 2006 (the "2006 CHX Period") is equal to or less than $32,101; and

               (ii) revenue resulting from the sales of CHX by the Company in the entire United States during the 2006 CHX Period is equal to or less than $341,705,

then the amount that is equal to the percentage decrease from $32,101 to the revenue resulting from the sales of CHX by the Company in the state of Florida during the 2006 CHX Period, multiplied by $167,467, shall be a "Loss" as defined in Section 9.02 hereof and the Principal Stockholders shall (after the resolution of any objection submitted during the Objection Period pursuant to
Section 5.12(c) below) indemnify and hold the Parent harmless from such Loss in accordance with the provisions of Article IX, and subject to the limitations set forth in 9.04, and conditioned in any event on compliance by Parent and the Surviving Corporation of its covenants set forth in Section 5.12(b). For purposes of this Section 5.12 "revenue resulting from the sales of CHX" shall mean the total dollar amount that the Company recognized in its profit and loss account from the sale of CHX during the applicable period, calculated in accordance with the Company's past practice.

          (b) From and after the Closing until the expiration of the 2006 CHX Period, Parent and the Surviving Corporation will use their commercially reasonable efforts to promote the sale of CHX in Florida and to bring the sales levels of CHX in Florida to 2005 levels prior to the commencement of the 2006 CHX Period, in each case implementing methods and efforts not inferior to those implemented by the Company prior to the Closing. With respect to sales of CHX in the entire United States, Parent and the Surviving Corporation will promote sales of CHX consistent with the past practice of the Company prior to the Closing. Without limiting the generality of the foregoing, without the consent of the Principal Stockholders, Parent and the Surviving Corporation will not alter the selling price of CHX, make significant changes to the sales force responsible for selling CHX, or take any action that is reasonably likely to be detrimental to sales of CHX.

          (c) Within 30 days after the expiration of the 2006 CHX Period, Parent will provide the Principal Stockholders with notice of the amount, if any, determined by Parent to constitute a Loss pursuant to Section 5.12(a) above. If, within 15 business days after receiving such notice (the "Objection Period"), the Principal Stockholders have not provided notice to Parent of their objection or intention to review Parent's determination pursuant to Section 5.12(d) below, Parent's determination of the Loss will be final and binding on the parties hereto. In the event that the Principal Stockholders provide notice of their objection or intention to review Parent's determination within the Objection Period, the Principal Stockholders will have no obligation to indemnify the Parent or the Surviving Corporation for Losses pursuant to Section 5.12(a) until the amount of such Loss is determined by Parent and the Principal Stockholders mutually, or absent such mutual determination, by an accounting firm of national reputation selected in good faith by the parties hereto.

          (d) Parent and the Surviving Corporation will keep complete and accurate records of its sales of CHX in Florida and in the entire United States prior to and during the 2006 CHX Period and will document its efforts to promote sales of CHX in Florida and in the entire United States prior to and during the 2006 CHX Period. Upon the Principal Stockholder's reasonable request, Parent and the Surviving Corporation will promptly provide copies of such records and documentation to the Principal Stockholders (or their representatives) for the purpose of verifying the Parent's determination of the amount, if any, determined by Parent to constitute a Loss pursuant to Section 5.12(a).

                                   ARTICLE VI

                                EMPLOYEE MATTERS

          SECTION 6.01. Retained Employees. As of the Closing Date, Parent will enter into a mutually acceptable employment agreement with certain key employees, as set forth in Exhibit 6.01 hereto, of the Company and the Subsidiaries (a "Retained Employee"). Each Retained Employee, and any other employees employed by the Business after the Effective Time, shall continue to participate in the employee benefit plans sponsored by the Company and shall not be eligible to participate in the employee benefit plans of Parent after the Effective Time, except as otherwise provided in such plans, as amended from time to time.

                                   ARTICLE VII

                                   TAX MATTERS

          SECTION 7.01. Indemnity.

          (a) Pursuant and subject to the provisions of Article IX (except as expressly and specifically set forth in this Article VII), the Parent Indemnified Parties shall be indemnified and held harmless from and against the amount of any Loss suffered by any one or more of them resulting from or arising out of, without duplication to the extent of any amounts set aside for such Taxes in the Escrow Account, (i) all (A) income Taxes (or the non-payment thereof) of the Company and the Subsidiaries, whether or not such income Taxes have been reserved for on the Reference Statement of Net Assets, for all taxable periods ending on or before the Closing Date and, to the extent applicable, the portion through the end of the Closing Date for any taxable period that includes (but does not end on) the Closing Date (the "Pre-Closing Tax Period"), (B) other Taxes (or the non-payment thereof) of the Company and the Subsidiaries to the extent such other Taxes have not properly been reserved for on the Reference Statement of Net Assets (but subject to clause (C) of this Section 7.01(a)(i)), for all taxable periods ending on or before the Closing Date and, to the extent applicable, the Pre-Closing Tax Period, and (D) all Taxes resulting from the Pre-Effective Carve-out Transactions, whether or not such income Taxes have been reserved for on the Reference Statement of Net Assets;
(ii) all Taxes (or the non-payment thereof) of any member of an affiliated, consolidated, combined or unitary group of which the Company or any of the Subsidiaries (or any predecessor of any of the foregoing) is or was a member on or before the Closing Date, including pursuant to U.S. Treasury Regulation
Section 1.502-6 or any analogous or similar state, local, or foreign law or regulation, and (iii) any and all Taxes (or the nonpayment thereof) of any Person (other than the Company and Subsidiaries) imposed on the Company and the Subsidiaries as a transferee or successor by contract or pursuant to any law, rule, or regulation, which Taxes relate to an event or transaction occurring on or before the Closing Date.

          (b) For purposes of this Section 7.01, whenever it is necessary to determine the amount of Loss in respect of Taxes (or the non-payment thereof) of the Company or any Subsidiary for a taxable period that includes but does not end on the Closing Date (a "Straddle Period"), the determination of the Taxes for the Pre-Closing Tax Period, and the portion of the taxable year or period beginning after, the Closing Date shall be determined: (i) in the case of Taxes that are either (x) based upon or related to income or receipts, or (y) imposed in connection with any distribution, sale or other transfer or assignment of property (and expressly including within this clause (i) the final federal income Tax Return of the consolidated group encompassing the Company and the Subsidiaries) by assuming that the Company or the Subsidiary had a taxable year or period which ended at the close of the Closing Date and closing the books of the Company or Subsidiary as of such date (and for such purpose the taxable period of any partnership, joint venture or other pass-through entity in which the Company or any Subsidiary holds a beneficial interest shall be deemed to terminate at such time), except that exemptions, allowances or deductions that are calculated on an annual basis, such as the deduction for depreciation, shall be apportioned on a time basis; and, (ii) in the case of Taxes not described in clause (i) that are imposed on a periodic basis and measured by the level of any item, shall be deemed to be the amount of such Taxes (including any minimum) for the entire period (or, in the case of such Taxes determined on an arrears basis, the amount of such Taxes for the immediately preceding period) multiplied by a fraction the numerator of which is the number of calendar days in the Pre-Closing Tax Period and the denominator of which is the number of calendar days in the entire period. Any credit or refund resulting from an overpayment of Taxes for a Straddle Period shall be prorated based upon the method employed in this paragraph (b) taking into account type of the Tax to which the refund relates. In the case of any Tax based upon or measured by capital (including net worth or long-term debt) or intangibles, any amount thereof required to be allocated under this Section 7.01(b) shall be computed by reference to the level of such items on the date of the Closing. All determinations necessary to effect the foregoing allocations shall be made in a manner consistent with prior practice of the Company and the Subsidiaries.

          (c) It is expressly provided that for purposes of this Section 7.01, the Taxes associated with the Pre-Closing Tax Period shall include any and all Taxes of the Company and the Subsidiaries that are attributable to the Pre-Effective Carve-Out Transactions. For this purpose, if the Pre-Effective Carve-Out Transactions are deemed to have been consummated on the Closing Date, it is further expressly provided that in determining the Taxes for any applicable Straddle Period, the Pre-Effective Carve-Out Transactions shall be deemed to have occurred on the Closing Date but prior to the Closing and, accordingly, it is hereby acknowledged and agreed that the so-called "next-day" rule of U.S. Treasury Regulations Section 1.1502-76(b)(2)(ii)(B) (or any other potentially applicable law or regulation that might otherwise treat the Pre-Effective Carve-Out Transactions as occurring after the Closing Date) shall not apply in any case.

          SECTION 7.02. Returns and Payments

          (a) From the date of this Agreement through the Closing, the Company and the Principal Stockholders shall prepare and file or otherwise furnish in proper form to the appropriate Taxing Authority (or cause to be prepared and filed or so furnished) in a timely manner all Tax Returns relating to the Company and the Subsidiaries that are due on or before the Closing Date; provided, however, that Parent and/or the Surviving Corporation will bear all costs and expenses associated with the preparation and filing of any Tax Return required to be prepared with respect to the period beginning on November 1, 2006, and ending on the Closing Date, including all accountants' and auditors' fees. The Company shall cause such Tax Returns to be prepared and filed, in a manner consistent with past practice of the Company (subject to any departure required to comply with any Applicable Law). The Parent shall cause to be prepared and filed all Tax Returns relating to the Company and the Subsidiaries that are due after the date of the Closing; provided, however, that the Parent (or the Surviving Corporation, as applicable) shall be entitled to reimbursement from the amounts set aside therefor in the Escrow Account for its out of pocket costs and expenses associated with the preparation and filing of income Tax Returns of the Company and the Subsidiaries which relate to any taxable period ending on or before October 31, 2006. With respect to any such Tax Return relating to the Company and the Subsidiaries that include any period ending on or before the Closing Date, the filing party shall provide the other party and its authorized representatives with a copy of such completed Tax Return, together with appropriate supporting information and schedules, as soon as reasonably practicable prior to the due date (including any extension hereof) for the filing of such Tax Return, and such other party and its authorized representatives shall have the right to review and comment on such Tax Return and statement prior to the filing of such Tax Return.

          (b) The Principal Stockholders shall pay or cause the Company to pay all Taxes with respect to the Company and the Subsidiaries due and payable on or before the Closing Date, and Parent shall pay or cause to be paid all Taxes due and payable after the Closing Date. The Principal Stockholders will promptly reimburse Parent for any income Taxes paid by Parent after the Closing Date but which relate to periods ending on or prior to the Closing Date.

          SECTION 7.03. Refunds. Any Tax refund (including any interest with respect thereto or any credit against future tax liability) relating to the Company or any Subsidiary for any taxable period ending on or prior to the date of the Closing (except for any refund included on the Reference Statement of Net Assets and any refund arising in respect of Taxes for which the Principal Stockholders are not liable under Section 7.01, which shall be the property of Parent, and if paid to the Company or the Principal Stockholders, shall be paid over promptly to Parent) shall be the property of the Stockholders, and if received by Parent, the Company or any Subsidiary shall be paid over promptly into the Expense Fund under the Escrow Agreement (or, if such fund is then non-existent, to the Stockholders). Notwithstanding the foregoing, (a) any Tax refund (or equivalent benefit to the Stockholders through a reduction in Tax liability) for a taxable period ending on or before the date of the Closing arising out of the carryback of a loss of credit incurred by the Company or any Subsidiary in a taxable period ending after the Closing shall be the property of Parent and, if received by the Company or the Principal Stockholders, shall be paid over promptly to Parent; and (b) if, and to the extent that, as of such time, if any, as Parent shall receive a refund that would be the property of the Stockholders and payable to the Expense Fund under the Escrow Agreement or to the Stockholders under this
Section 7.03, Taxes have been asserted in writing that would be required to be indemnified by the Principal Stockholders hereunder, all or part of such refund up to an amount equal to 120% of such asserted Taxes shall, at the option of Parent, be deposited by the Parent into an indemnity escrow fund for satisfaction of any amounts indemnifiable under this Article VII which have been asserted or subsequently are asserted, until the time set forth in clause (ii) of Section 7.05 of this Agreement with respect to any asserted amounts (or, if earlier, expiration of the applicable statute of limitations), at which time any balance remaining in the such indemnity escrow fund from such deposited amount after payment of any claims shall be paid into the Expense Fund under the Escrow Agreement (or, if such fund is then non-existent, to the Stockholders).

          SECTION 7.04. Contests.

          (a) After the Closing, Parent shall promptly notify the Principal Stockholders in writing of any written notice of a proposed assessment or claim in an audit or administrative or judicial proceeding of Parent or any of the Company and the Subsidiaries which, if determined adversely to the taxpayer, would be grounds for indemnification under this Article VII; provided, however, that the failure to give such notice will not affect Parent's right to indemnification under this Article VII except to the extent, if any, that, but for such failure, the Principal Stockholders could have avoided all or a portion of the Tax liability in question.

          (b) In the case of an audit or administrative or judicial proceeding that relates to taxable periods ending on or before the date of the Closing, the Principal Stockholders shall have the right at their expense to participate in such audit or proceeding, and such audit or proceeding shall be deemed to be a Third Party Claim pursuant to Section 9.05(b), except to the extent that the provisions thereof are inconsistent with the other provisions of this Section 7.04.

          (c) With respect to any Tax audit or proceeding for a taxable period that begins before the date of the Closing, neither Parent nor the Principal Stockholders shall enter into any compromise or agree to settle any claim pursuant to such audit or proceeding which would adversely affect the other party for such taxable period or a subsequent taxable period without the written consent of the other party, which consent may not be unreasonably withheld. Parent and the Principal Stockholders agree to cooperate, and Parent agrees to cause the Company and the Subsidiaries to cooperate, in the defense against or compromise of any claim in any such audit or proceeding.

          SECTION 7.05. Time of Payment. Payment by the Principal Stockholders of any amounts due under this Article VII in respect of Taxes not funded from the Escrow Account shall be made (a) at least three Business Days before the due date of the applicable estimated or final Tax Return required to be filed by Parent on which is required to be reported income for a taxable period ending after the date of the Closing for which the Principal Stockholders are responsible under Section 7.01 without regard to whether the Tax Return shows overall net income or loss for such period, and (b) within three Business Days following an agreement between the Principal Stockholders and Parent that an indemnity amount is payable, an assessment of a Tax by a taxing authority, or a "determination" as defined in Section 1313(a) of the Code. If liability under this Article VII is in respect of costs or expenses other than Taxes, payment by Parent of any amounts due under this Article VII shall be made within five Business Days after the date when the Principal Stockholders have been notified by Parent that the Principal Stockholders have a liability for a determinable amount under this
Article VII and is provided with calculations or other materials supporting such liability.

          SECTION 7.06. Tax Cooperation and Exchange of Information. Each of the Principal Stockholders and Parent shall provide each other with such cooperation and information as either of them reasonably may request of the other (and Parent shall cause the Company and the Subsidiaries to provide such cooperation and information) in filing any Tax Return, amended Tax Return or claim for refund, determining a liability for Taxes or a right to a refund of Taxes or participating in or conducting any audit or other proceeding in respect of Taxes or making representations to or furnishing information to parties subsequently desiring to purchase any part of the Purchased Assets, the Business, the Company or the Subsidiaries from Parent. Such cooperation and information shall include providing copies of relevant Tax Returns or portions thereof, together with related work papers and documents relating to rulings or other determinations by taxing authorities. Each Principal Stockholders and Parent shall make themselves (and their respective employees) reasonably available on a mutually convenient basis to provide explanations of any documents or information provided under this Section 7.06. Notwithstanding anything to the contrary in Section 5.02 hereto, each of the Principal Stockholders and the Parent shall retain all Tax Returns, work papers and all material records or other documents in its possession (or in the possession of its Affiliates) relating to Tax matters of the Company or any Subsidiary for any taxable period that includes the date of the Closing and for all prior taxable periods until the later of (i) the expiration of the statute of limitations of the taxable periods to which such Tax Returns and other documents relate, without regard to extensions or (ii) six years following the due date (without extension) for such Tax Returns. After such time, before the Principal Stockholders or Parent shall dispose of any such documents in its possession (or in the possession of its Affiliates), the other party shall be given an opportunity, after 90 days prior written notice, to remove and retain all or any part of such documents as such other party may select (at such other party's expense). Any information obtained under this
Section 7.06 shall be kept confidential, except as may be otherwise necessary in connection with the filing of Tax Returns or claims for refund or in conducting an audit or other proceeding.

          SECTION 7.07. Conveyance Taxes. The party upon whom primary liability is placed under applicable Law for Conveyance Taxes which become payable in connection with the transactions contemplated by this Agreement shall be responsible for the payment of such Conveyance Taxes. Each of the Principal Stockholders, after the review and consent by Parent, shall file such applications and documents as shall permit any such Conveyance Taxes to be assessed and paid on or prior to the Closing in accordance with any available pre-sale filing procedure. Parent shall execute and deliver all instruments and certificates necessary to enable each of the Principal Stockholders to comply with the foregoing. Parent shall complete and execute a resale or other exemption certificate with respect to the inventory items sold hereunder, and shall provide the Principal Stockholders with an executed copy thereof.

          SECTION 7.08. Section 338(g) Election. Parent may in its discretion make an election under Code Section 338(g) and any comparable provisions of state or local tax laws with respect to Parent's and the Company's purchase of the Common Stock thereof (a "Section 338 Election"). Provided that Parent makes a Section 338 Election, the deemed Merger Consideration for the Company's stock shall be made in accordance with Code Sections 338 and 1060 and the Principal Stockholders shall accept the Company's determinations of the Merger Consideration allocations and shall report, act, and file Tax Returns in all respects and for all purposes consistent with such determination of the Parent and provide any and all assistance reasonably requested by Parent in connection with effecting such Section 338 Election. Provided that Parent makes a Section 338 Election, Parent shall indemnify, defend, and hold harmless Principal Stockholders from all liability for Taxes of the Company resulting from the
Section 338 Election for which Principal Stockholders may otherwise have liability under this Agreement or applicable law.

          SECTION 7.09. Miscellaneous.

          (a) Each of the Principal Stockholders and Parent agree to treat all payments made by either of them to or for the benefit of the other (including any payments to the Company or any Subsidiary) under this Article VII, under other indemnity provisions of this Agreement and for any misrepresentations or breaches of warranties or covenants as adjustments to the Merger Consideration or as capital contributions for Tax purposes, as applicable, and that such treatment shall govern for purposes hereof except to the extent that the Laws of a particular jurisdiction provide otherwise, in which case such payments shall be made in an amount sufficient to indemnify the relevant party on an after-Tax basis.

          (b) All payments payable under any tax sharing agreement or arrangement between the Principal Stockholders and the Company or any Subsidiary for any taxable period ending on or prior to the date of the Closing shall be calculated on a basis consistent with past practice and shall be payable in full prior to the Closing. Any and all tax sharing agreement or similar agreements with respect to or involving the Company or any Subsidiary shall be terminated as of the Closing Date and, after the Closing Date, neither Principal Stockholders, Parent nor the Company or any Subsidiary shall be bound thereby or have any liability thereunder.

          (c) Notwithstanding any provisions in this Agreement to the contrary, the obligations of the Principal Stockholders to indemnify and hold harmless Parent, the Company and the Subsidiaries pursuant to this Article VII, and the representations and warranties contained in Section 3.28, shall terminate at the close of business on the 90th day following the expiration of the applicable statute of limitations with respect to the Tax liabilities in question (giving effect to any waiver, mitigation or extension thereof).

          (d) From and after the date of this Agreement, the Principal Stockholders shall not, without the prior written consent of Parent (which may, in its sole and absolute discretion, withhold such consent), make, or cause or permit to be made, any Tax election that would affect the Company or any Subsidiary.

          (e) For purposes of this Article VII, "Parent" and "the Principal Stockholders," respectively, shall include each member of the affiliated group of corporations of which it is or becomes a member (other than the Company and the Subsidiaries, except to the extent expressly referenced).

          (g) It is expressly provided herein that the provisions of this
Article VII are intended to survive the Closing Date.

                                  ARTICLE VIII

                              CONDITIONS TO CLOSING

          SECTION 8.01. Conditions to Obligations of the Company and the Principal Stockholders. The obligations of the Company and the Principal Stockholders to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or written waiver, at or prior to the Closing Date (unless otherwise indicated), of each of the following conditions:

          (a) Representations, Warranties and Covenants. (i) The representations and warranties of Parent contained in this Agreement shall have been true and correct when made and shall be true and correct in all material respects as of the Closing Date, with the same force and effect as if made as of the Closing Date, and (ii) the covenants and agreements contained in this Agreement to be complied with by Parent on or before the Closing Date shall have been complied with in all material respects;

          (b) No Proceeding or Litigation. No Action shall have been commenced or threatened by or before any Governmental Authority against either the Company, the Principal Stockholders or Parent, seeking to restrain or materially and adversely alter the transactions contemplated by this Agreement which, in the reasonable, good faith determination of the Company or the Principal Stockholders, is likely to render it impossible or unlawful to consummate such transactions; provided, however, that the provisions of this Section 8.01(b) shall not apply if the Company or the Principal Stockholders have directly or indirectly solicited or encouraged any such Action;

          (c) Resolutions. The Company should have received a true and complete copy, certified by the Secretary or an Assistant Secretary of each of Parent and Merger Sub, of the resolutions duly and validly adopted by the respective Boards of Directors of Parent and Merger Sub, evidencing their authorization of the execution and delivery of this Agreement, the Printing Supply Agreement, the Toothpaste Supply Agreement, the Transition Services Agreement, the Wal-Mart Sublease, the White Drive Lease and the Escrow Agreement, and the consummation of the transactions contemplated hereby and thereby;

          (d) Secretary's Certificate. The Company should have received a certificate of the Secretary or an Assistant Secretary of each of Parent and Merger Sub certifying the respective names and signatures of the officers of Parent and Merger Sub authorized to sign this Agreement, the Printing Supply Agreement, the Toothpaste Supply Agreement, the Transition

Services Agreement, the Escrow Agreement and the other appropriate Acquisition Documents to be delivered hereunder;

          (e) Closing Certificate. On the Closing Date, the Company should have received certificates of a duly authorized officer of Parent certifying as to the matters set forth in Section 8.01(a) on such date; and

          (f) Good Standing Certificates. As of the Closing Date, the Company should have received good standing certificates for Parent and Merger Sub from the Secretary of State of the jurisdiction in which such entity is incorporated or organized, dated as of a date not earlier than five (5) Business Days prior to the Closing Date.

          SECTION 8.02. Conditions to Obligations of the Parent. The obligations of Parent to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or written waiver, at or prior to the Closing Date, of each of the following conditions:

          (a) Representations, Warranties and Covenants. (i) Except as set forth on any update to the Disclosure Schedule (which updates shall be acceptable to Parent in its sole discretion), the representations and warranties of the Company and the Principal Stockholders contained in this Agreement (x) that are not qualified by "materiality" or "Material Adverse Effect" shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing Date with the same force and effect as if made as of the Closing Date and (y) that are qualified by "materiality" or "Material Adverse Effect" shall have been true and correct when made and shall be true and correct as of the Closing Date with the same force and effect as if made as of the Closing Date, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct as of that date with the same force and effect as if made as of the Closing Date, and except in the case of clause (y) above for such failure of such representations and warranties to be true and correct that would not have, individually or in the aggregate, a Material Adverse Effect, and (ii) the covenants and agreements contained in this Agreement to be complied with by the Company and the Principal Stockholders on or before the Closing Date shall have been complied with in all material respects;

          (b) No Proceeding or Litigation. No Action shall have been commenced or threatened by or before any Governmental Authority against either the Company or the Principal Stockholders or the Parent, seeking to restrain or materially and adversely alter the transactions contemplated by this Agreement which, in the reasonable, good faith determination of Parent, is likely to render it impossible or unlawful to consummate such transactions or which, if determined adversely to the Company or the Principal Stockholders, would have a Material Adverse Effect; provided, however, that the provisions of this Section 8.02(b) shall not apply if Parent or Merger Sub has directly or indirectly solicited or encouraged any such Action;

          (c) Legal Opinions. Parent shall have received (i) from Neal, Gerber & Eisenberg, LLP, outside legal counsel to the Company and the Principal Stockholders, a legal opinion, addressed to Parent and dated as of the Closing Date, in the form set forth as Exhibit 8.02(c)(i), (ii) from Bible Mousel PC, Nevada legal counsel to the Company and the Principal Stockholders, a legal opinion, addressed to Parent and dated as of the Closing Date, addressing the matters set forth in Exhibit 8.02(c)(ii), and (iii) from Autumn Gillmore, internal counsel to the Company, a legal opinion, addressed to Parent and dated as of the Closing Date, addressing the matters set forth in Exhibit 8.02(c)(iii);

          (d) Consents and Approvals. Parent and the Company shall have received, each in form and substance satisfactory to Parent in its reasonable discretion, all authorizations, consents, orders, approvals and estoppel certificates as Parent may in its reasonable discretion deem necessary or desirable in connection with the transactions contemplated by this Agreement;

          (e) No Material Adverse Effect. No event or events shall have occurred which, individually or in the aggregate, have a Material Adverse Effect;

          (f) Stock Option Plan. Each option, warrant or other right to acquire (upon conversion, exercise, the passage of time or otherwise) any share of capital stock of the Company granted under the ProDentec Stock Option Plan or otherwise, or any securities that are, directly or indirectly, exchangeable for or convertible into any shares of capital stock of the Company, that are issued and outstanding immediately prior to the Effective Time, or which the Company has otherwise obligated itself to issue, shall have been canceled and retired, shall cease to exist and shall no longer be outstanding;

          (g) Glycerin Migration. The Company shall have purchased all the current synthetic glycerin they have "on order" from Dow Chemical as of the date of this Agreement, to be used by the Surviving Corporation following the Closing Date and, with respect to the current products of the Company that utilize synthetic glycerin, shall have migrated to using natural glycerin in the composition of such products that are not negatively affected by such migration.

          (h) Resolutions. Parent should have received a true and complete copy, certified by the Secretary or an Assistant Secretary of the Company, of the resolutions duly and validly adopted by the Board of Directors of the Company and the stockholders of the Company evidencing their authorization of the execution and delivery of this Agreement, the Wal-Mart Sublease, the White Drive Lease and the consummation of the transactions contemplated hereby and thereby;

          (i) Secretary's Certificate. Parent should have received a certificate of the Secretary or an Assistant Secretary of the Company certifying the names and signatures of the officers of the Company authorized to sign this Agreement, the Wal-Mart Sublease, and the White Drive Lease and the other appropriate Acquisition Documents to be delivered hereunder and thereunder;

          (j) Closing Certificate. As of the Closing, Parent should have received certificates of a duly authorized officer of the Company and of each Principal Stockholder, certifying as to the matters set forth in Section 8.02(a) on such date;

          (k) Retained Employees; Employee Resignations. Parent should have entered into employment agreements with all of the Retained Employees and received the resignations, effective as of the Closing Date, of all of the directors and officers of the Company and each Subsidiary, except for the Retained Employees;

          (l) Articles of Incorporation and By-laws. Parent should have received a copy of (i) the Articles of Incorporation, as amended (or similar organizational documents), of the Company and of each Subsidiary, certified by the Secretary of State of the jurisdiction in which each such entity is incorporated or organized, as of a date not earlier than five Business Days prior to the Closing Date and accompanied by a certificate of the Secretary or Assistant Secretary of each such entity, dated as of the Closing, stating that no amendments have been made to such Articles of Incorporation (or similar organizational documents) since such date, and (ii) the By-laws (or similar organizational documents) of the Company and of each Subsidiary, certified by the Secretary or Assistant Secretary of each such entity;

          (m) Good Standing Certificates. As of the Closing Date, Parent should have received good standing certificates for the Company and for each Subsidiary from the Secretary of State of the jurisdiction in which such entity is incorporated or organized and from the Secretary of State in each other jurisdiction in which the Company and each Subsidiary is qualified to do business as a foreign corporation, in each case dated as of a date not earlier than 10 (ten) Business Days prior to the Closing.

          (n) General Release. Parent should have received a General Release from each of the Principal Stockholders and the Side Agreement Parties.

                                   ARTICLE IX

                                 INDEMNIFICATION

          SECTION 9.01. Survival of Representations and Warranties.

          (a) The representations and warranties of the Principal Stockholders contained in this Agreement shall survive until thirty (30) months following the Effective Time; provided, however, that (i) the representations and warranties made pursuant to Sections 3.01, 3.02 and 3.03 and claims that arise from the intentional breach of any representation or warranty or fraud shall survive indefinitely, (ii) the representations and warranties dealing with Tax matters shall survive as provided in Section 7.09(c), (iii) the representations and warranties made pursuant to Sections 3.15 and 3.24 shall survive until ninety
(90) calendar days after the expiration of the applicable statute of limitations governing such matters, and (iv) insofar as any claim is made by Parent for the breach of any representation or warranty contained in Section 3.16, such representations and warranties shall, for purposes of such claims by Parent, survive until ninety (90) calendar days after the expiration of the applicable statute of limitations governing such claims. Neither the period of survival nor the liability of the Principal Stockholders with respect to its representations and warranties shall be reduced by any investigation made at any time by or on behalf of Parent. If written notice of a claim has been given prior to the expiration of the applicable representations and warranties by Parent to the Principal Stockholders, then the relevant representations and warranties shall survive as to such claim, until such claim has been finally resolved.

          (b) The representation and warranties of Parent contained in this Agreement shall survive until thirty (30) months following the Effective Time; provided, however, the representations of Parent made to the Principal Stockholders pursuant to Sections 4.01, 4.02,

4.03 and 4.06 shall survive indefinitely. Neither the period of survival nor the liability of Parent with respect to its representations and warranties shall be reduced by any investigation made at any time by or on behalf of the Principal Stockholders.

          (c) All covenants in this Agreement shall survive the Closing until fully performed in accordance with their terms.

          SECTION 9.02. Indemnification by the Principal Stockholders. Subject to Section 9.04, Parent and its Affiliates (including, after the Closing Date, the Surviving Corporation), officers, directors, employees, agents, successors and assigns (each a "Parent Indemnified Party") shall be indemnified and held harmless by the Principal Stockholders from and against any and all Liabilities, losses, diminution in value, damages, claims, costs and expenses, interest, awards, judgments and penalties (including attorneys' and consultants' fees and expenses) actually suffered or incurred by them (including any Action brought or otherwise initiated by any of them) (hereinafter a "Loss"), arising out of or resulting from:

               (i) the breach of any representation or warranty made by the Company or the Principal Stockholders contained in this Agreement;

               (ii) the breach of any covenant or agreement by the Principal Stockholders contained in the Acquisition Documents;

               (iii) the events set forth in Section 7.01(a);

               (iv) Liabilities related to assets or properties of the Company or the Subsidiaries which were transferred by the Company or the Subsidiaries in connection with the Pre-Effective Carve-Out Transactions; or

               (v) Any liabilities or obligations relating to or arising out of the items set forth in Section 9.02 of the Disclosure Schedule.

To the extent that the Principal Stockholders' undertakings set forth in this
Section 9.02 may be unenforceable, the Principal Stockholders shall contribute the maximum amount that it is permitted to contribute under applicable Law to the payment and satisfaction of all Losses incurred by the Parent Indemnified Parties.

          SECTION 9.03. Indemnification by Parent. Subject to Section 9.04, the Principal Stockholders and its Affiliates, officers, directors, employees, agents, successors and assigns (each a "Seller Indemnified Party") shall be indemnified and held harmless by Parent for and against any and all Losses, arising out of or resulting from:

               (i) the breach of any representation or warranty made by Parent contained in this Agreement;

               (ii) the breach of any covenant or agreement by Parent contained in the Acquisition Documents; or

               (iii) any claim or cause of action of any third party to the extent arising out of any action, inaction, event, condition, liability or obligation of Parent (including Liabilities which arise out of or are related to the ownership and operation of the Surviving Corporation from and after the Closing Date).

To the extent that Parent's undertaking set forth in Section 9.03 may be unenforceable, Parent shall contribute the maximum amount that it is permitted to contribute under applicable Law to the payment and satisfaction of all Losses incurred by the Seller Indemnified Party.

          SECTION 9.04. Limits on Indemnification. Notwithstanding anything to the contrary contained in this Agreement, (x) except with respect to (i) Taxes or (ii) claims relating to the intentional breach of any representation or warranty or fraud, an Indemnifying Party shall not be liable for any claim for indemnification pursuant to Section 9.02, unless and until the aggregate amount of indemnifiable Losses which may be recovered from the Indemnifying Party equals or exceeds $300,000; and (y) except with respect to claims relating to
(i) Taxes or (ii) the representation and warranties in Sections 3.01, 3.02 and 3.03, or (iii) the intentional breach of any representation or warranty or fraud, the maximum amount of indemnifiable Losses which may be recovered from an Indemnifying Party arising out of or resulting from the causes set forth in
Section 9.02 or 9.03, as the case may be, shall be an amount equal to 50% of the Merger Consideration. For purposes of calculating Losses, any limitations or qualifications as to "materiality" (including the words "material" or "Material Adverse Effect") shall be disregarded, such that the entire amount of any Loss arising from a breach of any representation or warranty so limited or qualified as to "materiality" shall be used to calculate the aggregate amount of indemnifiable Losses.

          SECTION 9.05. Notice of Loss; Third Party Claims.

          (a) An Indemnified Party shall give the Indemnifying Party notice of any matter which an Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement, promptly after such determination (but in any event within five (5) Business Days after any event giving rise to such indemnification), stating the amount of the Loss, if known, and method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises; provided, however, that no delay on the part of the Indemnified Party in providing such notice shall relieve the Indemnifying Party of any liabilities hereunder unless (and then only to the extent that) the Indemnifying Party is damaged by such delay.

          (b) If an Indemnified Party shall receive notice of any Action, audit, demand or assessment (each, a "Third Party Claim") against it or which may give rise to a claim for Loss under this Article IX, within five (5) days of the receipt of such notice, the Indemnified Party shall give the Indemnifying Party notice of such Third Party Claim; provided, however, that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this Article IX except to the extent that the Indemnifying Party is materially prejudiced by such failure and shall not relieve the Indemnifying Party from any other obligation or Liability that it may have to any Indemnified Party otherwise than under this Article IX. If the Indemnifying Party acknowledges in writing its obligation to indemnify the Indemnified Party hereunder against any Losses that may result from such Third Party Claim, then the

Indemnifying Party shall be entitled to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice if it gives notice of its intention to do so to the Indemnified Party within thirty (30) days of the receipt of such notice from the Indemnified Party (or, in the event that the Principal Stockholders are the Indemnifying Party, such longer reasonable period of time required by the carrier of the R&W Insurance Policy); provided, however, that if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the judgment of the Indemnified Party in its sole and reasonable discretion for the same counsel to represent both the Indemnified Party and the Indemnifying Party, then the Indemnified Party shall be entitled to retain its own counsel in each jurisdiction for which the Indemnified Party determines counsel is required, at the expense of the Indemnifying Party; provided, further, that the Indemnifying Party shall only be required to pay the reasonable fees of one separate legal counsel of the Indemnified Party. In the event that the Indemnifying Party exercises the right to undertake any such defense against any such Third Party Claim as provided above, the Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party, at the Indemnifying Party's expense, all witnesses, pertinent records, materials and information in the Indemnified Party's possession or under the Indemnified Party's control relating thereto as is reasonably required by the Indemnifying Party. Similarly, in the event the Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party Claim, the Indemnifying Party shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at the Indemnifying Party's expense, all such witnesses, records, materials and information in the Indemnifying Party's possession or under the Indemnifying Party's control relating thereto as is reasonably required by the Indemnified Party. No such Third Party Claim may be settled by the Indemnifying Party without the prior written consent of the Indemnified Party, unless such settlement is made only for monetary consideration, and all required payments of such monetary consideration are paid entirely by the Indemnifying Party.

          (c) Any amount finally determined to be owed by the Principal Stockholders to the Parent Indemnified Parties in respect of clause (i) of
Section 9.02 (whether through completion of any dispute resolution process, agreement of the parties, or otherwise) shall be payable within 45 days after such determination.

          SECTION 9.06. Mitigation and Limitations. (a) Parent, Merger Sub, the Company and the Principal Stockholders agree to use commercially reasonable efforts to mitigate any Loss (including by good faith pursuit of insurance recovery) which forms the basis of any claim for indemnification hereunder. All Losses recoverable by an Indemnified Party shall be net of insurance proceeds actually recovered by or on behalf of such Indemnified Party. If an Indemnifying Party makes a payment in respect of Losses of an Indemnified Party, and if at any time subsequent to such payment the amount of such Losses is reduced by recovery, settlement, or otherwise under or pursuant to any insurance coverage, or pursuant to any claim, recovery, settlement, or payment by or against any other person or entity (excluding any taxing authority), the amount of such reduction, less any costs, expenses, premiums, or taxes incurred in connection therewith will promptly be repaid by the Indemnified Party to the Indemnifying Party.

          SECTION 9.07. Insurance.

          (a) Parent shall cause the Surviving Corporation to maintain the Company Insurance Policies, or insurance coverage that is substantially similar thereto, for a period of not less than the applicable survival periods set forth in 9.01(a).

          (b) In addition, the parties acknowledge and agree that the Stockholders shall purchase, out of amounts reserved therefor in the Escrow Account, for the benefit of the Principal Stockholders a policy of insurance against Losses incurred by the Principal Stockholders hereunder in connection with breaches of the representations made by the Principal Stockholders or the Company hereunder, consistent with the Non-Binding Indication Letter attached hereto as Exhibit 9.07 and in a form reasonably acceptable to Parent and the Principal Stockholders, naming Parent and the Surviving Corporation as loss payees, and directing payments of indemnifiable Losses (but not payments in reimbursement of the Principal Stockholders in defending against indemnity claims) be made to Parent (the "R&W Insurance Policy"). The Principal Stockholders shall bear the cost of the R&W Insurance Policy to the extent such premium is in excess of the amount set aside therefor in the Escrow Account. Notwithstanding anything to the contrary in this Agreement, the Principal Stockholders shall have no liability or obligation with respect to Taxes or income or loss of Parent or the Surviving Corporation arising out of the status of Parent or the Surviving Corporation as a loss payee.

          SECTION 9.08. Exclusive Remedy (a) Parent, Merger Sub, the Company and the Principal Stockholders agree that, from and after the Closing Date, except as expressly set forth in this Agreement, with respect to any breach or violation (other than any willful, intentional or fraudulent breach or violation) of any representation or warranty set forth in the Agreement, the only relief available to the party indemnified for such breach in respect of such breach shall be as set forth in this Article IX; provided, however, that the foregoing limitation shall not apply to remedies of specific performance or other injunctive relief in connection with a breach of the covenants contained in Articles II, V, VII and IX.

                                    ARTICLE X

                        TERMINATION, AMENDMENT AND WAIVER

          SECTION 10.01. Termination. This Agreement may be terminated at any time prior to the Closing:

          (a) by Parent if, between the date hereof and the Closing Date: (i) an event or condition occurs that has resulted in a Material Adverse Effect, (ii) any representations and warranties of the Company or the Principal Stockholders contained in this Agreement (1) that are not qualified by "materiality" shall not have been true and correct in all material respects when made or (2) that are qualified by "materiality" shall not have been true and correct when made,
(iii) the Company or the Principal Stockholders shall not have complied in all material respects with the covenants or agreements contained in this Agreement to be complied with by it prior to the time required for such compliance, or
(iv) the Company or any Subsidiary makes a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against the Company or any Subsidiary seeking to adjudicate any of them a bankrupt or insolvent, or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of its debts under any Law relating to bankruptcy, insolvency or reorganization;

          (b) by either the Principal Stockholders or the Company if, between the date hereof and the Closing Date: (i) any representations and warranties of Parent contained in this Agreement shall not have been true and correct in all material respects when made, (ii) Parent or Merger Sub shall not have complied in all material respects with the covenants or agreements contained in this Agreement to be complied with by it prior to the time required for such compliance, or (iii) the Parent makes a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against Parent seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of its debts under any Law relating to bankruptcy, insolvency or reorganization;

          (c) by either the Principal Stockholders, the Company, Parent or Merger Sub if the Closing shall not have occurred by November 28, 2006; provided, however, that the right to terminate this Agreement under this Section 10.01(c) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Effective Time to occur on or prior to such date;

          (d) by either Parent or the Company in the event that any Governmental Authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; or

          (e) by the mutual written consent of the Company, the Principal Stockholders and Parent.

          SECTION 10.02. Effect of Termination. In the event of termination of this Agreement as provided in Section 10.01, this Agreement shall forthwith become void and there shall be no liability on the part of either party hereto except (a) as set forth in Sections 5.03 and 11.01 and (b) that nothing herein shall relieve either party hereto from liability for any breach of this Agreement. In the event of termination of this Agreement as provided in clauses
(i), (ii) or (iii) of Section 10.01(a), the Company shall promptly return the Good Faith Deposit to Parent. In the event of termination of this Agreement under any other circumstances, the Company shall be entitled to keep the Good Faith Deposit, and Parent shall reimburse the Company for its reasonable "out-of-pocket expenses" (including without limitation the fees and expenses of the Company's attorneys and accountants) related to the transactions contemplated by this Agreement, including without limitation those incurred in connection with the Pre-Effective Carve-out Transactions; provided that for the sake of clarity, such "out of pocket expenses" shall include (but not be limited to) the reasonable legal, accounting and tax fees incurred in connection with the transactions contemplated by this Agreement, the non-refundable application fee related to the R&W Insurance Policy application, the appraisal fee related to the Pre-Effective Carve-out Transaction asset valuation, and construction or remodeling costs incurred through July 31, 2006, in connection with the buildout of the Life Plus administrative headquarters building in an aggregate amount not to exceed $150,000, but shall not in any event include construction or remodeling costs in excess of $150,000, construction or remodeling costs incurred from and after August 1, 2006, or construction and remodeling costs incurred in connection with the Company's manufacturing building.

                                   ARTICLE XI

                               GENERAL PROVISIONS

          SECTION 11.01. Expenses. Except as otherwise specified in this Agreement, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses, whether or not the Merger shall have occurred. The Principal Stockholders shall reimburse the Surviving Corporation for such costs and expenses of the Company incurred in connection with this Agreement and the Pre-Effective Carve-Out Transactions prior to and as of the Closing Date to the extent such costs and expenses are in excess of the amounts set aside therefor in the Escrow Account.

          SECTION 11.02. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made) upon delivery in person, or one Business Day after deposit with an internationally recognized overnight courier service, addressed to the respective parties hereto at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11.02):

          (a) to the Principal Stockholders:

               (i)  William T. Evans
                    Creative Management Company
                    Creative Management II Trust
                    P.O. Box 3749
                    Batesville, AR 72503

               (ii) J. Robert Lemon
                    American Investments
                    Greydent Trust
                    P.O. Box 3749
                    Batesville, AR 72503

               with a copy to:

               Jerry H. Biederman
               Neal, Gerber & Eisenberg LLP
               2 North LaSalle Street, Suite 2200
               Chicago, IL 60602

          (b) if to the Company:

               Professional Dental Technologies, Inc.
               P.O. Box 3749
               Batesville, AR 72503

               with a copy to:

               Jerry H. Biederman
               Neal, Gerber & Eisenberg LLP
               2 North LaSalle Street, Suite 2200
               Chicago, IL 60602

          (c) if to Parent or Merger Sub:

               Zila, Inc.
               c/o Gary V. Klinefelter, Esq.
               5227 North Seventh Street
               Phoenix, AZ 85014-2800

               with a copy to:

               Michael M. Donahey
               Snell & Wilmer L.L.P.
               One Arizona Center
               Phoenix, AZ 85004-2202

          SECTION 11.03. Public Announcements. None of the parties hereto shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior consent of the other party unless otherwise required by Law or applicable stock exchange regulation.

          SECTION 11.04. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

          SECTION 11.05. Entire Agreement. This Agreement and the Acquisition Documents constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings (including the Letter of Intent), both written and oral, among the Company, the Principal Stockholders, Parent and Merger Sub with respect to the subject matter hereof and thereof.

          SECTION 11.06. Assignment. This Agreement may not be assigned by operation of law or otherwise without the express written consent of the Company and the Parent (which consent may be granted or withheld in the sole discretion of the Company or the Parent); provided, however, that the Parent may assign this Agreement or any of its rights and obligations hereunder to one or more Affiliates of the Parent without the consent of the Principal Stockholders, so long as Parent remains primarily liable for all of its obligations hereunder; and provided, further, that the Principal Stockholders may subrogate any claim or assign any right under this Agreement to the extent it is required to do so pursuant to the R&W Insurance Policy, so long as the Principal Stockholders remain primarily liable for all of their obligations hereunder.

          SECTION 11.07. Amendment. This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, the Company, the Principal Stockholders and Parent or (b) by a waiver in accordance with Section 11.08.

          SECTION 11.08. Waiver. Either party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered by the other party pursuant hereto or (c) waive compliance with any of the agreements of the other party or conditions to such party's obligations contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of either party hereto to assert any of its rights hereunder shall not constitute a waiver of any of such rights. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

          SECTION 11.09. No Third Party Beneficiaries. Except for the provisions of Article IX relating to indemnified parties and Sections 2.06, 2.07 and 2.08 relating to the rights of Stockholders, this Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person, including any union or any employee or former employee of the Company, any legal or equitable right, benefit or remedy of any nature whatsoever, including any rights of employment for any specified period, under or by reason of this Agreement.

          SECTION 11.10. Specific Performance. Each of the Company and the Principal Stockholders acknowledges and agrees that Parent would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any breach of this Agreement by Parent could not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any other right or remedy to which Parent may be entitled, at law or in equity, subject to Section 9.08 hereof, it shall be entitled to enforce and provision of this Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without posting any bond or other undertaking.

          SECTION 11.11. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State. Each of the parties hereto irrevocably agrees that any litigation or dispute based hereon, or arising out of, under, or in connection with the Acquisition Documents between or among the parties hereto or thereto, shall be brought and maintained exclusively in the federal and state courts located in the state of Delaware. Each of the parties hereto hereby expressly and irrevocably submits to the jurisdiction of such courts. Each of the parties hereto hereby expressly and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such litigation brought in any such court referred to above and any claim that any such litigation has been brought in an inconvenient forum.

          SECTION 11.12. Waiver of Jury Trial. Each of the parties hereto hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated by this Agreement. Each of the parties hereto hereby (a) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it has been induced to enter into this Agreement and the transactions contemplated by this Agreement, as applicable, by, among other things, the mutual waivers and certifications in this Section 11.12.

          SECTION 11.13. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

                            [Signature page follows]

          IN WITNESS WHEREOF, Zila, Inc., Zila Merger, Inc., Professional Dental Technologies, Inc. and the Principal Stockholders have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                        ZILA, INC.


                                        By: /s/ Gary V. Klinefelter
                                            ------------------------------------
                                        Name: Gary V. Klinefelter
                                        Title: Vice President and Secretary


                                        ZILA MERGER, INC.


                                        By: /s/ Gary V. Klinefelter
                                            ------------------------------------
                                        Name: Gary V. Klinefelter
                                        Title: Vice President and Secretary


                                        PROFESSIONAL DENTAL TECHNOLOGIES, INC.


                                        By: /s/ Robert E. Christian
                                            ------------------------------------
                                        Name: Robert E. Christian
                                        Title: Executive Vice President and
                                               Director

                                        PRINCIPAL STOCKHOLDERS:


                                        /s/ William T. Evans
                                        ----------------------------------------
                                        William T. Evans


                                        Creative Management Company


                                        By: /s/ Timothy A. Nolan
                                            ------------------------------------
                                        Name: Timothy A. Nolan
                                        Title: Trustee


                                        Creative Management II Trust


                                        By: /s/ Timothy A. Nolan
                                            ------------------------------------
                                        Name: Timothy A. Nolan
                                        Title: Trustee


                                        /s/ J. Robert Lemon
                                        ----------------------------------------
                                        J. Robert Lemon


                                        American Investments


                                        By: /s/ James A. Wilson
                                            ------------------------------------
                                        Name: James A. Wilson
                                        Title: Trustee


                                        Greydent Trust


                                        By: /s/ James A. Wilson
                                            ------------------------------------
                                        Name: James A. Wilson
                                        Title: Trustee